UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
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Notice of Annual Meeting and Proxy Statement

2026

delmarva power
AN EXELON COMPANY

exelon®

Vote Recommendations	FOR	AGAINST

Notice of the Annual Meeting of Shareholders and 2026 Proxy Statement
March 18, 2026
To the Shareholders of Exelon Corporation:
Details for our 2026 Annual Meeting of Shareholders are below:

Date and Time	Place	Record Date
Tuesday, April 28, 2026 9:00 a.m. ET	The Annual Meeting will be held online: www.virtualshareholdermeeting.com/EXC2026	Monday, March 2, 2026
Shareholders may begin logging in to the meeting at 8:45 a.m. ET and will need the 16-digit control number found on your proxy card or voting instruction form to attend the virtual meeting.

Items of Business	Board Recommendation:
1.Election of nine Directors	FOR ALL
2.Ratify appointment of PricewaterhouseCoopers LLP as independent auditor for 2026	FOR
3.Advisory vote on executive compensation	FOR
Shareholders will conduct any other business properly presented before the meeting. The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. If any matter is presented from the floor of the Annual Meeting, the individuals serving as proxies will vote on such matters in their discretion.
Virtual Meeting
Our Annual Meeting is taking place in a virtual-only format, which allows us to connect with more shareholders and provides our shareholders with the opportunities to vote and ask questions that they would have had at an in-person meeting. Shareholders may submit questions in advance of or during the meeting. For more information, please see the FAQ. If you cannot attend the meeting, a replay of our 2026 Annual Meeting webcast will be available at the Investor Relations section of our website following the date of the meeting. A summary of responses to appropriate questions submitted by shareholders before and during the Annual Meeting will also be available.
Advance Voting

ONLINE:	Vote online at www.proxyvote.com 24 hours a day
BY PHONE:	Call toll-free 1-800-690-6903
BY MAIL:	If you have received a printed version of these proxy materials, mark, date, sign, and mail your proxy card in the postage-paid envelope provided.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 28, 2026:
The Notice of 2026 Annual Meeting, Proxy Statement, and 2025 Annual Report on Form 10-K are available at www.proxyvote.com.
On or about March 18, 2026, we will mail to our shareholders a Notice Regarding the Availability of Proxy Materials, which will indicate how to access our proxy materials on the Internet. By furnishing the Notice Regarding the Availability of Proxy Materials, we are lowering the costs and reducing the environmental impact of our Annual Meeting.

2026 ׀ Exelon Proxy Statement	1

Letter to Our Shareholders
Dear Fellow Shareholders,
In 2025, your company celebrated 25 years proudly delivering safe, reliable, and affordable energy to over 10 million customers across the Midwest and Mid-Atlantic. During this year of celebration, we advanced on our path of operational excellence and community impact, reinforcing what defines Exelon: a deep and enduring commitment to the communities we are privileged to serve and strengthen through our presence.
Delivering Significant Value for Our Shareholders and Strong Performance for Our Customers
In 2025, Exelon delivered disciplined financial results, meeting or exceeding our commitments while maintaining a relentless focus on safety, reliability, and affordability.
Since 2021, we’ve achieved 7.4% annual adjusted operating EPS growth and 7.9% rate base growth, reflecting our consistent execution even as the industry undergoes rapid change. With a $41.3 billion four-year capital plan and 7.9% expected rate base growth, we are well-positioned to deliver annualized earnings growth near the top end of 5% to 7% through 2029.
Our operating companies rank among the top performers nationally for electric reliability as benchmarked against our peers – first, second, fourth, and seventh – reflecting years of sustained investment in grid resilience and modernization. This performance underscores the strength of our strategy and our commitment to prudent capital allocation, strong governance, and long-term value creation.
Reliable service is foundational to everything we do. Investments in grid infrastructure and operational readiness supported strong reliability performance, even as system demands intensified, while safety remained nonnegotiable across our operations.
As demand growth accelerated, we ensured that large-scale developments such as data centers were guided by innovative protections for customers, with costs borne by those driving load growth, not our residential and small business customers. This discipline guided our advancement of a major PJM-approved regional transmission project with NextEra Transmission and the implementation of a first-of-its kind, FERC-approved Transmission Security Agreement that keeps cost responsibility fairly with developers.
Exelon’s commitment to protecting customers also reflects how we run the business. In a year when many customers faced higher energy supply costs, we remained focused on controlling expenses and managing costs responsibly to help limit long-term cost pressures. These efforts were complemented by targeted relief and community support through the launch of the Customer Relief Fund, an industry‑leading initiative that provided $60 million to nonprofit partners and delivered bill assistance to more than 100,000 low‑ and middle‑income customers to date.
A Culture of Innovation
Innovation is critical to enabling continued improvements in reliability, efficiency, and our customer experience. We advanced our AI strategy, applying machine learning and generative AI to improve our operational efficiency and customer interactions.
We launched several customer-focused projects, including the nation’s first residential vehicle-to-home distributed power pilot program, which allows EV owners to power their home from their vehicle’s battery, and POSEIDON, an AI-driven platform for delivering real-time restoration updates during major storms. The latter received an Association of Edison Illuminating Companies award for improving outage communications. In addition, we have advanced clean energy projects such as solar‑powered Smart Grid base stations and expanded access to rooftop and community solar to give customers more clean energy options.
Building for the Future
As we continue implementing our long-term strategic plan, we are deliberately evolving our leadership bench to support growth, innovation, and risk management. Our Board and management team are focused on talent development, organizational alignment, and succession planning to ensure the company is prepared not just for today’s challenges, but for decades to come. We are equally proud of our frontline team members, whose dedication, expertise, and commitment make our performance possible every day.
Industry, National, and Global Recognition
Our performance and culture – key to delivering value to you, our shareholders, and our customers – drew significant recognition in 2025. Exelon ranked third among electric and gas utilities on Fortune magazine’s “World’s Most Admired Companies” list, also

2	2026 ׀ Exelon Proxy Statement

Letter to Our Shareholders
earning spots on Fortune’s list of “America’s Most Innovative Companies” and TIME magazine’s list of “World’s Best Companies.” Exelon and its operating companies were also recognized by the Edison Electric Institute for exceptional emergency response and storm restoration efforts, reflecting the dedication and expertise of our frontline teams and our commitment to reliable service when customers need it most.
Our Commitment to You
Our business strategy reflects our responsibility to you, as shareholders: stewarding your company with foresight, continuity, and strong governance. Our future is one of opportunity and responsibility. In 2026, we remain focused on affordability, reliability, and safety. We will continue making prudent investments and managing risk thoughtfully to support long-term growth and create value for you, our shareholders, and the customers and communities we serve.
It is an honor to serve you, alongside a distinguished and dedicated Board of Directors.
Thank you for your continued confidence in Exelon.
Sincerely,

W. Paul Bowers Chairman	Calvin G. Butler, Jr. President and Chief Executive Officer

2026 ׀ Exelon Proxy Statement	3

About Exelon
Exelon Corporation (Exelon or the Company) is a transmission and distribution (T&D) company that delivers electricity and natural gas service to our customers and communities. As the nation’s largest energy delivery company, Exelon serves nearly 11 million customers through six fully regulated T&D energy companies — Atlantic City Electric Company (ACE), Baltimore Gas and Electric Company (BGE), Commonwealth Edison Company (ComEd), Delmarva Power & Light Company (DPL), PECO Energy Company (PECO), and Potomac Electric Power Company (Pepco).
OUR PURPOSE
Powering a cleaner and brighter future for our customers and communities.
OUR VISION
We believe that reliable, clean, and affordable energy is essential to a brighter, more sustainable future. That is why we're committed to providing innovation, best-in-class performance, and thought leadership to help drive progress for our customers and communities.
OUR VALUES
We Are Dedicated to Safety. We are committed to maintaining the highest standards of safety and reliability for our people, our customers, and the communities in which we work. As a fundamental part of our culture and operations, every member of the Exelon team is dedicated to putting safety first.
We Actively Pursue Excellence. We are driven to excel. Recognizing the value of constant improvement, we reach beyond compliance to advance our processes and develop more efficient energy. In all we do, we passionately exceed the standards of our industry – and those we set for ourselves – creating value for our shareholders, customers, and communities.
We Innovate to Better Serve Our Customers. We see every challenge as an opportunity to exercise our ingenuity and our competitive spirit. We encourage curiosity and exploration to develop better ways of delivering clean energy. We innovate with focus and intent, creating the solutions that matter most for our customers.
We Act With Integrity and Are Accountable to Our Communities and the Environment. We are committed to doing what’s right. A deep connection to the communities we serve compels us to take responsibility for our work, and we actively look for ways to engage and give back. We value the environment and work to reduce our impact with future generations in mind.
We Succeed as an Inclusive and Impactful Team. We foster an inclusive culture of trust, collaboration, and performance. We welcome and respect people with different perspectives, backgrounds, and traits because we know that diverse teams drive powerful outcomes.
Exelon’s Strategy
Exelon’s strategy is to improve reliability and operations, enhance the customer experience at competitive rates, and advance clean and affordable energy choices, while ensuring ratemaking mechanisms provide the utilities fair financial returns. Exelon seeks to leverage its size, scale, and expertise across its platform through enhanced standardization and sharing of resources and best practices to achieve strong operational and financial results. Exelon is focused on maintaining industry-leading operational excellence, driving affordability through disciplined cost management, prudent investment, and active stakeholder engagement, meeting or exceeding our financial commitments, ensuring timely recovery on investments to enable customer benefits, supporting clean energy policies, and continuing our commitment to corporate responsibility.
Exelon’s T&D energy companies are positioned to deliver smart, clean, reliable, affordable, and resilient energy to our customers while continuing to foster economic opportunity and equity in the communities we serve. At Exelon, we are committed to innovation, best-in-class performance, and thought leadership to help drive progress for our customers and communities. For more information about our sustainable business practices, please visit https://www.exeloncorp.com/sustainability.

4	2026 ׀ Exelon Proxy Statement

About Exelon
Select Highlights

Operations	Customers and Communities
•Exelon utilities ranked 1st, 2nd, 4th, and 7th among the nation’s most reliable utilities as benchmarked against our peers, with customers experiencing two million fewer annual interruptions than in 2021
•Ranked 3rd among electric and gas utilities on Fortune magazine’s “World’s Most Admired Companies” list, and recognized by Fortune as one of “America’s Most Innovative Companies” and by TIME as one of the “World’s Best Companies”

•Executed a $60 million Customer Relief Fund supporting customers across all of our jurisdictions
•Evolved large-load committed project process and executed industry-first Transmission Security Agreement (TSA), which helps protect customers and ensure high-demand customers pay their fair share of costs by requiring firm commitments and financial guarantees from large-load customers

Financial	Sustainability

•Invested $9.3 billion of capital in 2025, which was within 2% of our plan for the third consecutive year
•Earned consolidated operating ROE* of 9.7%, executing within the committed 9-10% operating ROE* range for the fourth consecutive year
•Delivered GAAP earnings of $2.73 per share and adjusted (non-GAAP) operating earnings* of $2.77 per share, achieving results above the midpoint of the guidance range, which continued Exelon’s track record of exceeding the midpoint of guidance in each year as a stand-alone utility
•Distributed common dividend of $1.60 per share

•Achieved our 2025 goal to electrify 30% of our fleet vehicles
•Reduced emissions consistent with our Path to Clean goal to cut operations-driven GHG emissions 50% by 2030
•Continued to plan for longer-term resilience by developing operations insights about mid-century climatic conditions in all our service territories

Exelon At-A-Glance1

6 T&D-only energy companies Operating within seven regulatory jurisdictions	10.9 million Electric and gas customers
4 major metro areas served Chicago, Philadelphia, Baltimore, and Washington, D.C.	$24.3 billion Operating revenues recorded at our utilities in 2025
20,600 Employees across our operating companies	$68.1 billion Rate base estimate for 2026
25,600 Square miles of combined service territory across our jurisdictions	$41.3 billion Projected capital investment over 2026 through 2029
(1)Figures are as of December 31, 2025 and may be rounded.
The Exelon family of companies includes:
•Atlantic City Electric (ACE)            Electricity in southern New Jersey
•Baltimore Gas and Electric (BGE)        Electricity and natural gas in central Maryland, including Baltimore
•Commonwealth Edison (ComEd)        Electricity in northern Illinois, including Chicago
•Delmarva Power & Light (DPL)        Electricity and natural gas in Delaware and electricity in Maryland
•PECO Energy Company (PECO)        Electricity and natural gas in southeastern Pennsylvania, including Philadelphia
•Potomac Electric Power Company (Pepco)    Electricity in Washington, D.C. and Maryland

2026 ׀ Exelon Proxy Statement	5

Proxy Summary and Roadmap
This summary highlights selected information contained in this proxy statement, but it does not contain all the information you should consider. We urge you to read the whole proxy statement before you vote. You should also review Exelon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Meeting Logistics
Details for attending the Annual Meeting are below. Please act as soon as possible to vote your shares, even if you plan to participate in the Annual Meeting online. You are entitled to vote before or at the meeting if you were a holder of record of shares of Exelon common stock as of the close of business on March 2, 2026, the record date.

Date and Time	Place	Record Date
Tuesday, April 28, 2026 9:00 a.m. ET	The Annual Meeting will be held online: www.virtualshareholdermeeting.com/EXC2026	Monday, March 2, 2026
Voting instructions are below. Refer to the Additional Information section beginning on page 71 and the Frequently Asked Questions section beginning on page 74 for more information on how to vote your shares and other important Annual Meeting information.

ONLINE:	Vote online at www.proxyvote.com 24 hours a day. You will need the 16-digit control number on the Notice of Internet Availability, voting instruction form, or proxy card.

BY PHONE:	Call toll-free 1-800-690-6903

BY MAIL:	If you have received a printed version of these proxy materials, mark, date, sign, and mail your proxy card in the postage-paid envelope provided.

DURING THE MEETING:	You can vote electronically at the Annual Meeting.

6	2026 ׀ Exelon Proxy Statement

Proxy Summary and Roadmap
Corporate Governance Highlights
Below is a summary of our corporate governance practices. More information about our corporate governance practices is available on the Governance Overview section of Exelon’s website at www.exeloncorp.com.

Independence

•All Director nominees are independent, except for our CEO
•The Board is led by an independent Chairman
•All Board Committees are composed wholly of independent Directors
•Independent Directors meet regularly in executive session without management present

Accountability	Engagement

•All Directors are elected annually
•Directors are elected by majority vote in uncontested elections
•Annual performance evaluations of Board members and each Committee are overseen by the Chairman and the CGC
•Eligible shareholders may nominate Directors through Exelon’s “proxy access” bylaws
•Shareholders can call special meetings
•Transparent disclosures of political contributions are regularly published
•Lobbying activities and interactions with public officials are subject to robust diligence and oversight

•Directors who are not public company CEOs are limited to three additional public company boards in addition to Exelon (four total)
•Directors who are public company CEOs are limited to one additional public company board in addition to Exelon (two total)
•Active, year-round shareholder engagement program with independent Director participation, as appropriate
•Directors are encouraged to attend continuing education programs provided by the Company or third-party providers
•Exelon Directors are invited to attend utility Board meetings to gain greater insight into operations and performance at the utility level

2026 ׀ Exelon Proxy Statement	7

Proxy Summary and Roadmap
Executive Compensation Highlights

WHAT WE DO:	WHAT WE DO NOT DO:

 Pay for performance
 Significant stock ownership requirements for Directors and executive officers
 Cap incentive awards and conduct an annual risk assessment of the compensation programs
 Double-trigger for change-in-control benefits
 Independent compensation consultant advises the TMCC
 Limited perquisites
 Clawback policy for incentive compensation awards
 Compensation practices aligned with our philosophy for consistent outcomes
 Engage in year-round shareholder outreach
 Prohibit hedging or pledging of Company stock
 Annually assess our programs against peer companies and best practices
 Set appropriate levels of “stretch” in incentive targets

 No guaranteed minimum payout of AIP or LTIP programs
 No employment agreements
 No excise tax gross-ups for change-in-control agreements
 The value of LTIP awards is not included in pension or cash severance calculations
 No more than two years of additional credited service under supplemental pension plans
 No option repricing or buyouts[1]

(1)The Company has not issued options since 2012, and there are no options outstanding.

Proposal Highlights

1	Elect nine Director nominees named in this proxy statement.

The Board recommends a vote “FOR” each Director nominee.

Your vote is requested to elect the nine nominees for the Board of Directors, all of whom currently serve as Directors. Every member of our Board is elected annually. Each nominee is a proven leader who has demonstrated a commitment to upholding Exelon’s core values, and together, this talented slate of nominees will provide exceptional oversight and leadership in the year ahead.

Directors’ Tenure (Average)	Directors’ Age (Average)	Independence
4 years	63 years	88% Independent

The statistics set forth in the above table are measured as of the date of the Annual Meeting, April 28, 2026.

8	2026 ׀ Exelon Proxy Statement

Proxy Summary and Roadmap
Our Director Nominees

				Committee Assignments[2]
Name, Principal Occupation	Tenure (yrs)[1]	Age[1]	Indep.	ARC	CGC	TMCC	OSCC
Calvin G. Butler, Jr. President & CEO, Exelon Corporation	3.3	56
W. Paul Bowers Chairman of the Exelon Board and Former Chairman and CEO of Georgia Power Company	4.8	69	●		●
Marjorie Rodgers Cheshire Principal, A&R Development Corp.	5.8	57	●		●	Chair	●
David DeWalt Founder and CEO, NightDragon	1.1	61	●			●	●
Linda Jojo Former Executive Vice President, Chief Customer Officer, United Airlines Holdings, Inc.	10.6	60	●	●	Chair		●
Charisse Lillie Principal, CRL Consulting, LLC	3.0	74	●			●	●
Anna Richo Former Senior Vice President, General Counsel, and Chief Compliance Officer, Cargill, Inc.	2.7	65	●	●		●
Matthew Rogers Operating Partner, Ajax Strategies, LLC	3.0	63	●	●			Chair
Bryan Segedi Former Deputy Global Vice Chair of Assurance, Ernst & Young	2.3	66	●	Chair
Our Director nominees represent a broad mix of skills, experiences, and perspectives, which we believe enables them to provide valuable strategic advice to Exelon’s management and to effectively oversee the business and long-term interests of shareholders. In the past four years, the Board has added five new independent Directors, bringing fresh insights and perspectives, additional industry experience, and further demographic diversity to the Board. Most recently, with the addition of Mr. DeWalt, the Board has deepened its expertise in cybersecurity, physical security, technology, and privacy. Our Director nominees feature particularly deep utility and energy industry expertise, evidenced by Messrs. Butler’s and Bowers’s combined 50+ years of leadership experience in the utilities industry, Mr. Rogers’s 25-year career as a consultant for electric and gas utilities and energy companies, and Ms. Lillie’s 14 years of service on the board of PECO (an Exelon utility). Together with Mses. Richo’s and Jojo’s extensive leadership experience in other regulated industries, Ms. Rodgers Cheshire’s organizational leadership and brand management know-how, and Mr. Segedi’s public accounting expertise, the Board believes these Director nominees present a balanced, capable Board with the appropriate skills and experiences to lead Exelon.
For more information about Exelon’s Director nominees and governance practices, see the disclosures beginning on page 11.
(1)Measured as of the date of the Annual Meeting, April 28, 2026.
(2)Audit and Risk Committee (ARC); Corporate Governance Committee (CGC); Talent Management and Compensation Committee (TMCC); and Operations, Safety, and Customer Experience Committee (OSCC). Each Director’s committee assignments are as of April 28, 2026, and assume the re-election of such Director.

2026 ׀ Exelon Proxy Statement	9

Proxy Summary and Roadmap

2	Ratify the appointment of PricewaterhouseCoopers LLP (PwC) as Exelon’s independent auditor for 2026.

The Board recommends a vote “FOR” the ratification of PwC as Exelon’s independent auditor for 2026.

PwC has served as the Company’s independent auditor since the Company’s formation in 2000. PwC has become deeply familiar with the Company’s operations and businesses, accounting policies and practices, and internal controls over financial reporting. The ARC believes this experience and expertise is valuable to the Company and its shareholders. For more information, see the disclosures beginning on page 35.

3	Approve, on an advisory basis, the compensation paid to the Company’s named executive officers (NEOs), as disclosed in this proxy statement.

The Board recommends a vote “FOR” the approval of the compensation paid to the Company’s NEOs.

The Compensation Disclosure and Analysis portion of this proxy statement discusses Exelon’s 2025 compensation for our NEOs:

•Calvin G. Butler, Jr. •Jeanne Jones •Michael Innocenzo •Colette Honorable •David Glockner
President and Chief Executive Officer
Executive Vice President, Chief Finance Officer, Audit and Risk
Executive Vice President and Chief Operating Officer
Executive Vice President, Chief Legal Officer, Compliance and Corporate Secretary
Former Executive Vice President, Compliance, Audit and Risk

Our compensation program is largely performance-based and is driven by rigorous goals. We believe our compensation program provides the appropriate mix of fixed and at-risk compensation. The short- and long-term performance-based compensation program ties executive pay to Company performance, rewards achievement of financial and operational goals, is aligned with shareholder interests, and remains competitive with our industry peers. For more information, see the disclosures beginning on page 39.

AIP		LTIP
Form: Cash Designed to motivate executives to achieve key financial objectives and operational goals that reflect our commitment to remaining a leading energy provider.		Form: 67% PSUs / 33% RSUs Drives executive focus on long-term goals supporting utility growth, financial results, and capital stewardship and rewards the relative achievement of financial goals.

60% - Adjusted (non-GAAP) Operating EPS*		25% - Operating ROE*
15% - Outage Duration (SAIDI)		25% - Adjusted (non-GAAP) Operating EPS*
15% - Outage Frequency (SAIFI)		25% - Exelon CFO/Debt*
10% - Customer Satisfaction Index		25% - Relative TSR performance

Final 2025 Performance:	133.62%	Final 2023 - 2025 Performance[1]:	87.35%
(1)Performance metrics for the 2023 - 2025 Performance Share Award were Operating ROE* (33.3%), Exelon Net Income*, defined as adjusted (non-GAAP) operating earnings* (33.3%), and Exelon CFO/Debt* (33.4%), subject to a 3-year TSR Modifier. For additional information about this award, refer to the Compensation Discussion and Analysis (CD&A).

10	2026 ׀ Exelon Proxy Statement

Board and Corporate Governance Matters

PROPOSAL 1
Election of Directors
There are nine nominees for election at the 2026 Annual Meeting. The Board has determined that the nine nominees reflect an appropriate composition and size of the Board for Exelon, considering the Company’s size, geographic scope, and the need to access a wide range of views and backgrounds to reflect the diversity and complexity of our business and the markets and communities we serve.

The Board recommends a vote “FOR” each Director nominee.

Director Qualifications and Nomination
Effective oversight of Exelon’s strategic direction requires our Board to be composed of individuals who possess the appropriate skills and characteristics important to our Company. The Board believes that its members should possess a variety of expertise, professional experience, and backgrounds in order to effectively oversee our business. The CGC identifies and recommends Director nominees for election to the Board and periodically retains a board search firm to assist with the identification of potential candidates.
The Board values the diversity of thought that arises from Directors possessing a variety of backgrounds and experiences. The Board also deeply values the enhanced and thoughtful deliberations resulting from a balance of shorter-, medium-, and longer-tenured Directors, who provide a mix of fresh perspectives and new ideas with deep experience in the utility sector and regulated industries more broadly.
The CGC and the Board determine the appropriate mix of skills and characteristics required to meet the needs of the Board as a whole, taking into account the short- and long-term strategies of the Company to determine the current and future skills and experiences required of the Board. All candidates should demonstrate the following attributes to qualify for Board service:

 Highest personal and professional ethics, integrity, and values
 Broad training and experience at the policy-making level in business, government, education, or technology
 Willingness to remain current with industry and other developments relevant to Exelon’s strategic direction
 A commitment to representing the long-term interests of shareholders, customers, employees, and communities served by the Company and its subsidiaries
 An inquiring and independent mind, practical wisdom, and mature judgment

 Expertise that is useful to the enterprise and complementary to the background and experience of other Directors
 Willingness to devote the required amount of time to carrying out the duties and responsibilities of Board membership and a commitment to serve over a period of years to develop knowledge about Exelon’s principal operations
 Involvement only in activities or interests that do not conflict with responsibilities to Exelon and its shareholders

2026 ׀ Exelon Proxy Statement	11

Board and Corporate Governance Matters
Director Skills, Attributes, and Independence
This list of skills and the following matrix are a valuable tool for the Board as they plan for upcoming retirements and consider which skills and experiences need to be replaced or added to the Board. When a specific expertise is needed that is not present among the Directors, the Board will often bring in outside advisors to assist with filling in any gaps.
Core Competencies

Executive Leadership	CEO or other executive management leadership experience with demonstrated strong business acumen and experience leading and problem-solving in complex organizations.

Corporate Governance
Experience maintaining or supporting board and management accountability; a deep understanding of strong governance and compliance practices that protect and align with the interests of investors and other stakeholders; experience in investor relations.

Strategic Planning	Experience in developing business plans and strategic initiatives for long-term value; experience managing businesses and operations that have been impacted by transformational change.
Strategic Skills

Accounting, Finance, and Capital Markets
Experience in accounting, finance, and capital management, including oversight of financial statements, internal controls, and operating results; experience assessing the financial merits of strategic opportunities; experience in investor relations.

Customer and Community	Experience in a customer-facing industry with an understanding of customer and community expectations, including transforming the customer experience.

Cybersecurity and Physical Security
Understanding of data security systems and/or cyber threats, as well as the associated risk-mitigation strategies; experience monitoring and overseeing physical security measures necessary for safe transmission and distribution (T&D) operations.

Energy Industry, Engineering, and Infrastructure Development
Experience in the energy or utility industries or other expertise in energy markets, technology, renewable and clean energy, and electric and gas transmission and distribution; understanding of the public policy issues and risks associated with the reliability, resiliency, and safety of the electric and gas transmission and distribution systems; engineering experience and/or experience in the development and management or oversight of capital projects involving physical systems, real estate acquisitions, and construction activities.

Environment & Sustainability
Experience in overseeing or advising on environmental, climate, or sustainability practices; understanding of environmental policy, regulation, risk, and business operations in regulated industries; experience in managing environmental impacts; in-depth knowledge of operational risks.

Regulatory and Policy
Experience in regulatory affairs, public policy, or government; exposure to heavily regulated industries and their governing bodies; experience directly managing one or more members of management engaged in policy or regulatory affairs.

12	2026 ׀ Exelon Proxy Statement

Board and Corporate Governance Matters

Risk Management
Experience identifying, assessing, addressing, and controlling financial or business risks, including those risks with potential to impact public safety, operations, and shareholder value, including environmental impacts.

Talent Management
Experience in planning and building a talented workforce that meets the needs essential to the Company’s operations; understanding the drivers of individual growth and development; familiarity with developing effective compensation and benefits programs.

Technology & Innovation
Management or oversight experience with technologies key to the energy markets, including digital business systems, customer platforms, or grid operations; experience implementing efficiency improvements or other business transformations through technology, or driving the adoption of new technologies.

Other Attributes
•Exelon Community - Experience living or working in one of the jurisdictions served by an Exelon utility and knowledge of the local community and the regional business and political environment.
Director Independence
The Board has determined that all non-employee Directors who have served on the Board since the 2025 Annual Meeting and all nominees for election, except for Mr. Butler as Exelon’s CEO, are independent according to applicable law and the listing standards of The Nasdaq Stock Market LLC (Nasdaq), as incorporated into the Independence Standards for Directors in Exelon’s Corporate Governance Principles.
The Board also determined that the members of the ARC and TMCC are independent within the meaning of applicable laws, Nasdaq governance requirements, and the Independence Standards for Directors.

2026 ׀ Exelon Proxy Statement	13

Board and Corporate Governance Matters
Skills Matrix
The CGC has approved the following presentation which includes three core skills plus three additional strategic skills for each independent Director. While each independent Director possesses numerous other skills and competencies not identified below, we believe that this presentation better represents the key contributions and value that each Director brings to their service on the Board and to Exelon shareholders. As CEO, Mr. Butler possesses all listed skills.

	Bowers	Butler	Cheshire	DeWalt	Jojo	Lillie	Richo	Rogers	Segedi
Governance Attributes
Independent
Audit Committee Financial Expert
Committee Chair			TMCC		CGC			OSCC	ARC
Core Skills
Corporate Governance
Executive Leadership
Strategic Planning
Other Strategic Skills
Accounting, Finance, and Capital Markets
Customer and Community
Cybersecurity and Physical Security
Energy; Engineering & Infrastructure
Environment & Sustainability
Regulatory and Policy
Risk Management
Talent Management
Technology and Innovation
Attributes
Exelon Community
Other Demographic Information[1]
Age	69	56	57	61	60	74	65	63	66
Tenure (years)	4.8	3.3	5.8	1.1	10.6	3.0	2.7	3.0	2.3
(1)Age and tenure are measured as of the date of the Annual Meeting, April 28, 2026.
Committees:
ARC - Audit and Risk Committee
CGC - Corporate Governance Committee
TMCC - Talent Management and Compensation Committee
OSCC - Operations, Safety, and Customer Experience Committee

14	2026 ׀ Exelon Proxy Statement

Board and Corporate Governance Matters
Director Nominees
The Board nominates the nine candidates named below for election as Directors. If elected by shareholders, each Director will serve a term ending with the 2027 Annual Meeting. Each nominee has agreed to be named in this proxy statement and to serve as a Director if elected. If any Director is unable to stand for election at the Annual Meeting, the Board may reduce the number of Directors or designate a substitute. In that case, shares represented by proxies may be voted for a substitute Director. Exelon does not expect that any Director nominee will be unable to serve.
The CGC and the Board believe the skills and experiences detailed above are well represented among the Director nominees and reflect an effective mix of backgrounds and expertise. In addition to the skills, characteristics, core competencies, and other attributes previously described, the CGC also considers whether each nominee has the time available, in light of other business and personal commitments, to effectively serve on Exelon’s Board. Among the criteria the Committee considers is the degree to which any incumbent Director nominee demonstrates effective and productive preparedness and engagement.
(In the following bios, each Director’s Committee assignments are reflected as of the date of filing. Please see the Board Committees section beginning on page 29 for a discussion of upcoming changes to Committee assignments.)

Calvin G. Butler, Jr.
PRESIDENT AND CEO
Mr. Butler joined Exelon in 2008 and has more than 30 years of leadership experience in the utilities industry and in regulatory, legislative, and public affairs. Mr. Butler’s extensive executive management experience, together with his regulatory, external affairs, operations, customer service, and innovation and technology expertise, allow him to provide valuable perspectives and insights on a variety of topics to the Board. He has been recognized by several organizations for his leadership and community commitment.

Age: 56
Director Since: December 2022
Committees: None
Other Current Public Boards: 1
•Emerson Electric (EMR)
Prior Public Directorships (Last 5 yrs)
•RLI Insurance Co (2016 – 2023)
•M&T Bank Corp (2020 – 2022)

Career Highlights
•President and CEO, Exelon (Since 2022)
•Chief Operating Officer, Exelon (2021 – 2022)
•Senior Executive Vice President and Chief Executive Officer, Exelon Utilities (2019 – 2022)
•Chief Executive Officer, Baltimore Gas and Electric Company (2014 – 2019)

Other Professional Experience
•Chair, Edison Electric Institute
•Chair, Cal Ripken, Sr. Foundation
•Vice Chair, Institute of International Education
•Member, Civic Committee of the Commercial Club of Chicago
•Director, Economic Club of Chicago
•Director, Chief Executives for Corporate Purpose
•Director, Battelle Memorial Institute
•Member, National Petroleum Council

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Board and Corporate Governance Matters

W. Paul Bowers
INDEPENDENT
CHAIRMAN
Mr. Bowers’ extensive experience in the utilities industry as well as broad financial knowledge and business success brings great value to his service on the Board. His background serving as both a CEO and a CFO gives him a unique perspective on long-term strategy, corporate development, leadership, development, regulatory experience, and risk management. Additionally, Mr. Bowers’ public and private company board experience brings valuable insights and perspectives to our Board.

Age: 69 Director Since: July 2021 Committees: •CGC •TMCC* Other Current Public Boards: 1 •AFLAC (AFL), Lead Director *Mr. Bowers will step down from the TMCC effective April 27, 2026
Career Highlights
•Chairman and Chief Executive Officer, Georgia Power Company (2011 – 2021) (Retired)
•President, Georgia Power Company (2011 – 2020)
•Chief Financial Officer, Southern Company (2008 – 2010)
•President, Southern Company Generation and Operations (2001 – 2008)
•President and Chief Executive Officer, Southern Power Company (2001 – 2007)
•Chairman and Chief Executive Officer, Western Power Distribution, a British utility (1998 – 2001)

Other Professional Experience
•Director, BrandSafway, a global construction solution provider
•Former Member, Federal Reserve Bank of Atlanta, Energy Policy Council
•Former Chair, Metro Atlanta Chamber of Commerce
•Former Chair, Nuclear Electric Insurance Limited (NEIL)

Marjorie Rodgers Cheshire
INDEPENDENT
Ms. Rodgers Cheshire’s experience in organizational leadership and brand management and service on a public financial services company board, along with her deep understanding of compliance, strategy, asset management, marketing, and brand development, are of significant value to the Board. Additionally, her involvement in the Baltimore community and her familiarity with this important market bring beneficial perspectives and insights.

Age: 57
Director Since: July 2020
Committees:
•TMCC, Chair
•CGC
•OSCC
Other Current Public Boards: 1
•PNC Financial Services Group (PNC)
Prior Public Directorships (Last 5 yrs)
•Empowerment & Inclusion Capital I Corp. (2021 – 2022)

Career Highlights
•Principal, A&R Development Corp., a diversified real estate investment company (Since 2004); previously President and Chief Operating Officer (2004 – 2021)
•Senior Director of Brand & Consumer Marketing, National Football League (2001 – 2004)
•Vice President of Business Development, Oxygen Media (2000 – 2001)
Other Professional Experience •Chair, Baltimore Equitable Insurance •Trustee, Johns Hopkins Medicine •Trustee, Thread, Inc.

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Board and Corporate Governance Matters

David DeWalt
INDEPENDENT
Mr. DeWalt is a distinguished leader with over 30 years of experience leading and transforming cybersecurity and technology companies. Currently, Mr. DeWalt is the Founder, Managing Director, and Chief Executive Officer of NightDragon, a venture capital and advisory firm focused on cybersecurity. His background as an industry leader and his experience as CEO of three impactful technology companies contribute valuable strategic and operational expertise to the Board.

Age: 61
Director Since: March 2025
Committees: None*
Other Current Public Boards: 1
•Delta Air Lines (DAL)
Prior Public Directorships
(Last 5 yrs)
•Five9, Inc. (2016 - 2024)
•NightDragon Acquisition Corp. (2017 - 2022)
•ForgeRock Inc. (2017 - 2022)

*Mr. DeWalt will join the OSCC and the TMCC effective April 27, 2026.

Career Highlights
•Founder, Managing Director, and Chief Executive Officer, NightDragon, a venture capital and advisory firm focused on cybersecurity (Since 2012)
•Chairman of the Board of FireEye Inc., a global network cybersecurity company (2012 – 2017); also Chief Executive Officer (2012 - 2016)
•President and Chief Executive Officer of McAfee, Inc., a security technology company (2007 - 2011)
•Various executive roles with EMC Corporation, a provider of information infrastructure technology solutions, including Executive Vice President and President - Customer Operations and Content Management Software (2003 - 2007)
•President and Chief Executive Officer, Documentum, an enterprise content management company (1999 - 2003)
Other Professional Experience •Chairman, Claroty •Vice Chair, CISA Cybersecurity Advisory Committee •Member, National Security Telecommunications Advisory Committee

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Board and Corporate Governance Matters

Linda Jojo
INDEPENDENT
Ms. Jojo’s wealth of experience leading complex IT organizations brings valuable technology, cybersecurity, and innovation expertise to the Board. Her background in computer science and industrial engineering lends expertise to the Board’s risk oversight and cybersecurity programs and initiatives. Her most recent role as Chief Customer Officer at United Airlines also brings valuable experience in oversight of contact centers, customer solutions, and innovation.

Age: 60 Director Since: September 2015 Committees: •ARC •CGC, Chair •OSCC Other Current Public Boards: 2 •Bunge Limited (BG) •Norwegian Cruise Line (NCLH)
Career Highlights
•Executive Vice President, Chief Customer Officer of United Airlines Holdings, Inc. (2022 - 2024) (Retired); previously Executive Vice President, Technology & Chief Digital Officer (2017 – 2022) and Executive Vice President & Chief Information Officer (2014 – 2017)
•Executive Vice President and Chief Information Officer, Rogers Communications Inc., a wireless communications and media company (2011 – 2014)
•Senior Vice President and Chief Information Officer, Energy Future Holdings Corporation (2008 – 2011)

Other Professional Experience
•Chair, FAA Management Advisory Council
•Director, Federal Reserve Bank of Chicago
•Trustee, Rensselaer Polytechnic Institute
•Director, Hero Digital Holdings LLC
•Former Chair, Board of Trustees, Adler Planetarium

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Board and Corporate Governance Matters

Charisse Lillie
INDEPENDENT
Ms. Lillie brings a wealth of valuable experience to the Board through her years of experience on the PECO Board, her deep experience in community relations, and her leadership of the consulting firm she founded, which focuses on corporate governance, diversity, and corporate social responsibility. Her past executive leadership roles with Comcast Corporation and Comcast Foundation contribute to her expertise in customer experience, community engagement, and talent management. Additionally, her background in law and government contributes to her know-how in the areas of regulatory affairs and public policy.

Age: 74 Director Since: April 2023 Committees: •TMCC •OSCC Other Current Public Boards: 0
Career Highlights
•Principal, CRL Consulting LLC (Since 2017)
•Vice President, Community Investment, Comcast Corporation (2008 – 2017); previously Vice President, Human Resources (2005 – 2008)
•Executive Vice President, Comcast Foundation (2008 – 2011 and 2016 – 2017); previously President (2011 – 2016)
•Partner, Ballard Spahr, LLP (1992 – 2005); including Chair of Litigation Department (2002 – 2005)
•City of Philadelphia: City Solicitor (1990 – 1992); General Counsel to the Redevelopment Authority (1988 – 1990)
•U.S. Department of Justice: Assistant United States Attorney, Eastern Division of Pennsylvania, Civil Division (1985 - 1988); Trial Attorney, Civil Rights Division (1978 - 1980)

Other Professional Experience
•Director, Penn Mutual Life Insurance Company
•Director, Independence Health Group, Inc.
•Director, Franklin Institute Science Museum
•Former Director, PECO
•Former Director and Chair, Federal Reserve Bank of Philadelphia

Anna Richo
INDEPENDENT
Ms. Richo brings more than 30 years of regulated-industry experience as an attorney and legal executive, with extensive experience in compliance and business ethics, intellectual property, and corporate litigation. Ms. Richo formerly served as the Corporate Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary at Cargill, Inc., a global food production and agricultural company, where she oversaw Cargill’s corporate governance, global ethics and compliance, global security, global government relations, law, and shareholder relations functions. Ms. Richo’s previous experience at biotechnology and pharmaceutical companies brings valuable insights related to operating in regulated industries.

Age: 65 Director Since: August 2023 Committees: •ARC •TMCC Other Current Public Boards: 1 •Illumina, Inc. (ILMN) Prior Public Directorships (Last 5 yrs) •Adamas Pharmaceuticals, Inc. (2020 – 2021)
Career Highlights
•Corporate Senior Vice President, Strategic Advisor to the CEO and General Counsel, Cargill, Inc. (2024) (Retired); previously Senior Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary (2019 - 2023)
•Executive Vice President and General Counsel, UCB, a biopharmaceutical company (2012 - 2019)
•Senior Vice President and Chief Compliance Officer, Amgen Inc. (2008 - 2012); previously Vice President, Law (2003 - 2008)
•Chief Litigation Counsel, Associate General Counsel, Vice President of Law, Baxter Healthcare (1991 - 2003)
Other Professional Experience •Director, Taylor Corporation, a print and communications company •Trustee, DePaul University •Director, Children’s Minnesota

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Board and Corporate Governance Matters

Matthew Rogers
INDEPENDENT
Mr. Rogers is an energy and sustainability thought leader who has focused on the role technologies play in restructuring energy markets. He has extensive global consulting experience as a former Senior Partner at McKinsey & Company, where he led the Energy and Sustainability practices, supporting strategy and operations for electric and gas utilities, major oil companies, and energy technology innovators globally. As a former Senior Advisor to the U.S. Secretary of Energy, he had operational responsibility for the Department of Energy’s $35B in Recovery Act appropriations, funding more than 5,000 projects to accelerate U.S. clean energy innovation.

Age: 63 Director Since: April 2023 Committees: •OSCC, Chair •ARC Other Current Public Boards: 0
Career Highlights
•Operations Partner, Ajax Strategies, a venture capital firm focused on technologies to reduce greenhouse gas emissions (Since 2022)
•Chief Executive Officer, Mission Possible Partnership, an organization supporting public and private sector partnerships working toward the energy transition (2022)
•Senior Partner Emeritus, McKinsey & Company (Since 2021); previously Senior Partner (2005 – 2021), including McKinsey’s Sustainability Practice Leader (2015 – 2017), and Partner (1999 – 2005)
•U.S. Secretary of Energy: Advisory Board member (2011 – 2013); Senior Advisor (2009 – 2010)

Other Professional Experience
•Director, 3Degrees, a climate solutions provider
•Director, Natel Energy, a hydropower company
•Former Director, Upstream Tech, which builds software to manage water flows and land use
•Former Director, Ojjo, a solar foundations installer
•Former Member, National Petroleum Council

Bryan Segedi
INDEPENDENT
Mr. Segedi, a globally recognized financial executive known for his successful growth strategies and leadership at Ernst & Young LLP (EY) and certified public accountant, brings over 30 years of public accounting experience to our Board. Most recently, Mr. Segedi was the Deputy Global Vice Chair of Assurance at EY, where he oversaw the firm's $12 billion assurance service line and more than 77,000 professionals. Additionally, Mr. Segedi’s experience serving as a director for public and private companies and implementing strategic and growth initiatives for EY are valuable to our Board.

Age: 65 Director Since: January 2024 Committees: •ARC, Chair Other Current Public Boards: 1 •Western Alliance Bancorporation (WAL)
Career Highlights
•Deputy Global Vice Chair, Ernst & Young, LLP (2012 – 2015) (Retired)
•Advisory Global Markets Leader, Ernst & Young, LLP (2010 - 2012)
•Americas Vice Chair, Ernst & Young, LLP
•(2006 - 2010)
•Vice Chair, North Central Region, Ernst & Young, LLP (2000 - 2006)
Other Professional Experience •Former Executive-in-Residence, W.P. Carey School of Business, Arizona State University •Former Trustee, Alma College •Former Director, Conway MacKenzie, Inc.

20	2026 ׀ Exelon Proxy Statement

Board and Corporate Governance Matters
Corporate Governance
Exelon’s Board remains committed to maintaining the highest standards of corporate governance. We believe our strong corporate governance practices help us achieve our performance goals and maintain the trust and confidence of our shareholders, employees, customers, regulators, and other stakeholders.
Governance Documents
Our Corporate Governance Principles, together with the articles of incorporation, bylaws, Committee charters, and other policies and practices, provide the framework for the effective governance of Exelon. The Corporate Governance Principles address matters including the Board’s responsibilities and role; Board structure, Director selection, evaluation, and other expectations; Board operations; Board Committees; and additional matters such as succession planning, executive stock ownership requirements, and our recoupment policy. Our Corporate Governance Principles are reviewed periodically and were last amended in July 2024.
Process for Communicating with the Board
Shareholders and other interested persons can communicate with any Director or the independent Directors as a group by writing to them at Exelon Corporation, Attn: Corporate Secretary, 10 South Dearborn Street, P.O. Box 805398, Chicago, IL 60680-5398. The Board has instructed the Corporate Secretary to review communications initially and transmit a summary to the Directors and to exclude from transmittal any communications that are commercial advertisements, other forms of solicitation, general shareholder service matters, or individual service or billing complaints. Pursuant to our Corporate Governance Principles, the Corporate Secretary will forward to the Directors any communication raising substantial issues.
Shareholders may also report an ethics concern with the Exelon Ethics Hotline by calling 1-800-23-ETHIC (1-800-233-8442). Shareholders may also report an ethics concern via email to EthicsOffice2@exeloncorp.com.
Related Person Transactions
Exelon has adopted a written policy on the review, approval, or ratification of transactions with related persons, which is overseen by the CGC and is available on our website. The policy provides that the Exelon Chief Legal Officer reviews relevant information on transactions, arrangements, and relationships and makes a determination as to the existence of a related person transaction as defined by SEC rules and the policy. If it is determined that a transaction is a related person transaction, the CGC will review such transactions. Related person transactions that are in, or not inconsistent with, the best interests of Exelon may be approved by the CGC and reported to the Board.
There were no related person transactions identified for 2025.
Shareholder Engagement
Our relationship with our shareholders is an important part of our company’s success, and our long tradition of engaging with our investors enables valuable insights for the Board and its Committees into investor perspectives and priorities. During 2025, Exelon’s engagement team, comprising representatives of the Office of Corporate Governance, Investor Relations, Human Resources, Executive Compensation, and Strategy, Innovation, and Sustainability met to discuss a wide variety of issues with investors.
In 2025, Exelon contacted the holders of over 50% of our outstanding shares with offers to engage. Portfolio managers and governance professionals that accepted included a significant cross-section of our shareholder base, representing approximately 21% of Exelon’s outstanding shares. The feedback received from shareholders and other stakeholder groups is shared with each Committee and the Board, as appropriate, on a regular basis throughout the year. The ARC, CGC, OSCC, and TMCC adopt or recommend Board approval of suggested enhancements to policies, practices, or disclosures where appropriate to meet investor concerns or expectations relating to new issues or emerging trends.
We believe that our approach to engaging openly with our investors on topics such as environmental strategy, corporate governance, executive compensation, and other human capital management issues drives increased accountability, improves decision making, and ultimately creates long-term value.

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Board and Corporate Governance Matters

Annual Engagement Cycle

SPRING/SUMMER	FALL/WINTER	PRE-ANNUAL MEETING	ANNUAL MEETING
•Review annual meeting results and develop focused off-season engagement plan •Review governance practices in light of investor feedback and governance trends	•Engage with shareholders to solicit feedback and understand their priorities •Evaluate potential changes to governance policies, compensation practices or other disclosures	•Engage with shareholders on proxy matters •Answer questions about proxy issues and the Board’s vote recommendations	•Opportunity for shareholders to ask questions directly to senior management and the Board and to vote on proposals
RECENT ACTIONS DEMONSTRATING RESPONSIVENESS TO INVESTOR FEEDBACK
During 2025, sustainability and governance topics continued to be a focal point in nearly all investor engagements. Many investors were keenly interested in Exelon’s strategy to meet future challenges and the Board’s role in oversight of these critical issues. The addition of Mr. DeWalt as a new member of the Board helped to expand the Board’s capabilities in overseeing cybersecurity, physical security, technology, and privacy, and the Board’s delegation of a portion of its cybersecurity oversight responsibilities to the OSCC was designed to facilitate more substantial engagement with management on these critical issues. In 2025, our Investor Relations team refreshed an in-depth sustainability presentation that is available on our IR webpage (investors.exeloncorp.com) and contains detailed information covering a range of topics frequently requested by investors. This report is supplemental to and complements the Exelon Sustainability Report.
Board Oversight of Risk
The Company operates in a complex market and regulatory environment. The Board has broad responsibility to provide oversight of significant risks primarily through direct engagement with management and through delegation of ongoing risk oversight responsibilities to the Committees. Any risk oversight area not allocated to a Committee remains with the Board. Risk items that are overseen by the full Board are generally those that are deemed most critical to our operations or strategy.
Each Committee has a designated member of executive management as the primary responsible officer for providing information and updates related to the significant risks for that Committee. These officers ensure that all significant risks identified by our enterprise risk management program are regularly reviewed with the Board and/or the appropriate Committee(s). Each Committee reports regularly to the Board on discussions of enterprise risks for which it is responsible. Furthermore, the Board regularly discusses short-, medium-, and long-term enterprise risks in connection with the evaluation of capital investments, other business opportunities and strategies, as well as emerging trends or developments. Reports provided by senior leadership, as well as third-party experts, support oversight of the key risks delegated to each Committee and the full Board.
All Directors are actively involved in the risk oversight function, and we believe that our leadership structure supports the Board’s risk oversight responsibility. Each Committee is chaired by an independent Director, and the CEO does not serve on any Committee. There is regular, open communication between management and the Directors.

22	2026 ׀ Exelon Proxy Statement

Board and Corporate Governance Matters

EXELON BOARD OF DIRECTORS

The full Board has primary responsibility for risk oversight, including the following areas:
•Significant enterprise risk, strategy, and long-range business plan •Business risks and capital allocation, including capital decisions related to environmental and climate risks

RISK OVERSIGHT DELEGATED TO THE COMMITTEES

AUDIT AND RISK	OPERATIONS, SAFETY, AND CUSTOMER EXPERIENCE

•Oversees independent auditor relationship and internal audit program, and risks associated with financial reporting
•Oversees tax strategy and assessment of tax risks
•Oversees compliance and ethics program, including review of significant matters, review of an annual compliance risk assessment, and compliance with policies governing interactions with public officials
•Oversees enterprise risk program

•Reviews operational reliability, resiliency, business continuity, and emergency response risks and mitigation plans
•Oversees risk mitigation for operational technology, cybersecurity, and physical security
•Reviews and monitors responses to significant operational and health and safety incidents
•Oversees safety culture, goals, and risks

Executive Lead: Chief Finance Officer, Audit and Risk
Key Support: Controller, Tax, Exelon Audit Services (EAS), Enterprise Risk Management (ERM), Chief Compliance Officer, Operations & Business Investments, Independent Auditor, Legal

Executive Leads: Chief Operating Officer and Chief Technology and Customer Officer
Key Support: Utility CEOs, Chief Information Security Officer, Safety, Customer Operations, Operations & Business Investments, Legal, IT, Security

CORPORATE GOVERNANCE	TALENT MANAGEMENT & COMPENSATION

•Oversees CEO succession planning
•Reviews risks related to governance and shareholder activism
•Oversees sustainability and climate change strategies and efforts to protect and improve the environment
•Oversees political contributions

•Oversees compensation philosophy and strategy to align with Exelon’s strategic and operating objectives
•Evaluates risks related to compensation policies and practices
•Oversees matters related to corporate culture and talent development

Executive Lead: Chief Legal Officer, Compliance and Corporate Secretary
Key Support: Corporate Governance, Chief Strategy and Sustainability Officer, Environmental Strategy, Human Resources, Independent Compensation Consultant
Executive Lead: Chief Human Resources Officer Key Support: Executive Compensation, Human Resources, Finance, Corporate Governance, Independent Compensation Consultant
Management’s role in supporting the Board and Committees’ oversight of risk is focused on identifying risk and risk controls related to significant business activities, mapping the risks to company strategy, and developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward, and the appropriate manner in which to manage risk.
Enterprise Risk Management
Managing business risks of all types, from operational, financial, and regulatory risks to global risks like climate change, is central to Exelon’s business. Our Enterprise Risk Management (ERM) team, in collaboration with our operating companies, is responsible for coordinating Exelon’s risk management program. As part of its risk oversight program, Exelon has adopted a Three Lines operating model of governance developed by the Institute of Internal Auditors and updated in 2020. The Three Lines Model delineates responsibilities across business operations, risk, and oversight functions to support coordinated management and oversight of risks.

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Board and Corporate Governance Matters
The Three Lines model allocates risk management responsibilities among three distinct groups:
•First Line: Functions that own and manage risk,
•Second Line: Functions that monitor internal and external compliance regarding risk-related matters, and
•Third Line: Function that provides independent assurance. At Exelon, this is Exelon Audit Services (EAS).
The ERM team works collaboratively with business teams to help them identify and assess risks, and to better understand how to manage risks and establish tolerances that allow for growth while staying within our risk appetite. This includes, but is not limited to, supporting business teams in connection with the following processes: identifying and assessing the management of top enterprise risks, monitoring top enterprise risks using enterprise risk management tools, such as Key Risk Indicators (KRIs) and bow-tie risk assessments, identifying, monitoring, and assessing emerging risks, and reviewing proposed capital projects.
ERM provides an enterprise-wide view of risks and risk management practices and provides reporting regarding risk management issues to senior leadership and the Board. Each operating company has a Risk Management Committee tasked with identifying and evaluating the most significant risks of the business and the actions needed to manage and mitigate those risks. The senior executives of the business, as well as ERM, discuss risks with the ARC.
Other Board Responsibilities
Oversight of Strategy
The Board and its Committees provide oversight of the Company’s business strategy throughout the year. Various elements of strategy are discussed at every Board meeting, as well as at many meetings of the Committees, and the Board receives regular updates on progress and execution from, and provides guidance to, our management team. The Board dedicates at least one meeting each year to a deep dive on strategic planning and oversight. These sessions create a dedicated forum for a fluid exchange of viewpoints and ideas on the Company’s strategic direction and for identifying new opportunities and risks as management executes upon the Company’s strategy.
Oversight of Sustainability
The Board’s oversight of strategy and risks includes oversight of key sustainability and responsible business matters at both the Committee and full Board levels. Issues such as climate resilience, cybersecurity, talent management, and safety are important to the long-term success of the Company and, accordingly, are integrated into topics reviewed and discussed at Board meetings throughout the year.
Each of the Committees also has oversight of issues relevant to their domain. The ARC reviews SEC disclosures related to human capital management, environmental, and cybersecurity risks. The TMCC is actively involved in overseeing policies related to talent development and corporate culture. The CGC is tasked with overseeing sustainability and climate change strategies and efforts to protect and improve the environment, as well as overseeing political contributions. And lastly, the OSCC oversees key operational issues, including safety and cybersecurity.
The full Board oversees all other relevant issues, including, but not limited to, evaluating business risks related to climate change; reviewing investment and divestment opportunities related to climate risks; workforce development; and corporate philanthropy.
Oversight of Cybersecurity
Our business serves millions of customers, including governmental customers, making us part of the nation’s critical infrastructure. Accordingly, cybersecurity is a high priority at Exelon, and significant time and attention is devoted to overseeing cyber and information security risk at both the Committee and full Board levels. We frequently assess our cybersecurity capabilities and embrace continuous improvement to protect assets critical to grid reliability and national security, as well as customer information.
In 2022, the Board adopted a Cybersecurity Oversight Policy to specifically address their oversight of management’s cybersecurity program and Exelon’s enterprise-wide risk related to cybersecurity, including management’s identification, assessment, and mitigation of cybersecurity risks. The OSCC oversees and engages regularly with management regarding risks from cybersecurity threats, and the full Board receives reports on cybersecurity risks at least annually. Additional information about the Board’s oversight of cybersecurity and Exelon’s cybersecurity risk management strategies can be found in Item 1C of Exelon’s 2025 Annual Report on Form 10-K.

24	2026 ׀ Exelon Proxy Statement

Board and Corporate Governance Matters
Oversight of Utility Boards
Each of Exelon’s six utilities are wholly or majority owned by Exelon (i.e., controlled companies). However, each utility maintains its own board of directors with independent directors to ensure independent and engaged oversight of utility operations.
The CGC and Board have adopted governance and structural documents for the utility boards to reflect strong and consistent governance practices, such as clearly defining utility director qualifications and core competencies, which include the need to reflect the populations of the communities served; clarifying utility boards’ duties and limits of authority to align with the parameters of the controlled company structure; and implementing formal annual utility board and director evaluations.
Pursuant to its charter, the CGC’s responsibilities for oversight of the utility boards include (1) determining utility board size and consulting on the appropriate skills needed for each utility board; (2) assessing potential utility board candidates and approving utility director elections; (3) reviewing and recommending evaluation processes and criteria and annually reviewing the results of completed evaluations; and (4) annually reviewing all utility board governing documents, policies, and practices to ensure alignment with Exelon interests and best practices for controlled company governance and recommending revisions as needed.
Oversight of the utility boards also includes annual assessments of each utility board and utility director. Utility directors are provided a list of questions and topics to review prior to discussion with the utilities board chair or their delegate. Results of these interviews are summarized and presented to the CGC, and appropriate feedback is communicated to individual directors as needed.
Compliance and Ethics
Exelon’s Culture of Compliance and Ethics
Exelon is committed to maintaining a robust and comprehensive compliance and ethics program and recognizes that an effective program must constantly evolve in the face of changing risks. Exelon’s Compliance and Ethics department provides governance and oversight of Exelon’s compliance with its regulatory obligations and is the primary resource for ethics advice and interpretation of the Code of Business Conduct (the Code) and Supplier Code of Conduct (the Supplier Code). Compliance and Ethics conducts an annual risk assessment to identify compliance risks across the organization and assess controls for those risks.
Code of Business Conduct and Supplier Code of Conduct
Exelon maintains a detailed Code of Business Conduct, applicable to all employees, officers, and directors across the enterprise. The Code sets out Exelon’s core values — which include acting with integrity — and addresses a wide range of topics, among them conflicts of interest, workplace conduct, safety, protecting confidential information and other company assets, and preventing bribery and corruption. The Code highlights the importance of speaking up and strictly prohibits any form of retaliation for raising questions or concerns about potential violations of the Code or compliance with applicable laws and regulations. All employees must participate in annual Code training. Additionally, non-represented employees are required to complete an annual certification disclosing potential conflicts of interest and affirming their understanding of the Code. Completion of the training and certifications is tracked. New employees are required to complete Code training within 30 days of joining Exelon. The Code was most recently reviewed in December 2025 and an updated version went into effect on January 6, 2026.
Conformance with Exelon’s ethics and compliance policies and programs under the Code is incorporated into the performance management assessment of all management employees to reinforce the company’s culture of compliance and may impact annual incentive payouts. This performance management assessment reinforces Exelon’s commitment to ethical behavior, compliance with its Code, and the obligation of employees to speak up about potential noncompliance with those standards. In 2022, Exelon implemented the Supplier Code, which focuses on the responsibilities of all suppliers, contractors, and agents. Prior to implementation of the Supplier Code, these entities were subject to Exelon’s Code of Business Conduct. The Supplier Code outlines Exelon’s expectations and standards for ethical conduct with which all suppliers, their subcontractors, and their respective workforces must comply when working on behalf of Exelon. It addresses a wide range of obligations for suppliers relating to, among other things, compliance with all applicable laws and regulations, standards of integrity and ethical conduct, public and workplace safety, human rights and labor standards, the environment, conflicts of interest, preventing bribery and corruption, fair competition, accurate recordkeeping, protecting Exelon confidential information and other resources, and preventing retaliation.
Ethics Training and Helpline
Exelon regularly trains employees on ethics expectations and provides resources to help employees meet those expectations. In addition to annual Code of Business Conduct training, Exelon requires annual training addressing security awareness (including cybersecurity and phishing), harassment prevention, and other important topics.

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Board and Corporate Governance Matters
Exelon maintains a 24-hour ethics helpline that allows employees, suppliers, and the public to report ethics concerns, potential legal or regulatory violations, and pose questions. The helpline has both a phone and web portal option and reporters have the option to remain anonymous. Compliance and Ethics oversees the intake, investigation, and resolution of reports of potential compliance violations and violations of the Code and Supplier Code.
Oversight of Interactions with Public Officials
In 2020, Exelon implemented four company-wide ethics policies that substantially increased oversight of our interactions with public officials, instituted a series of new controls, and enhanced guidance and training. Among other things, the policies require tracking and review of requests, referrals, and recommendations from public officials; strengthen due diligence and supervision of lobbyists and political consultants; and require regular reporting to the Audit and Risk Committee (ARC) of the Board and the boards of each of Exelon’s utilities regarding interactions with public officials. These policies are regularly reviewed and were last updated in 2025.
These policies are overseen by the Vice President, Deputy General Counsel, Chief Compliance and Ethics Officer, who reports to Exelon’s Executive Vice President, Chief Legal Officer, Compliance and Corporate Secretary. This oversight structure ensures central oversight of compliance activities, and facilitates coordination of activities and sharing of insights regarding compliance and ethics matters across operating companies.
Oversight of Lobbying
Exelon’s public policy positions and advocacy are developed and directed by the company’s executive leadership team in consultation with the Board of Directors on major policy initiatives and strategic policy alternatives. For over 25 years, Exelon has been a strong advocate for sound energy and environmental policies that address customer expectations, help create value for our investors, and contribute to meeting national and state energy and environmental goals.
Exelon’s lobbying policies require stringent due diligence and supervision of lobbyists and political consultants. Any indication of conduct that could violate Company policies concerning political activity, lobbying laws or regulations, or anti-bribery laws must be promptly escalated to Exelon’s Executive Vice President, Chief Legal Officer, Compliance and Corporate Secretary and Vice President, Deputy General Counsel, Chief Compliance and Ethics Officer for review. In addition to routine monitoring of the activities and services provided by lobbyists and political consultants engaged by Exelon, each individual or firm is subject to mid-year and annual performance reviews.
We file quarterly federal lobbying activity reports in compliance with the Lobbying Disclosure Act and Honest Leadership and Open Government Act. These reports, which are filed with the U.S. House of Representatives and the U.S. Senate, are posted on the House and Senate websites and are accessible to the public. We file similar reports when required at the state and local level. Consultants who lobby on behalf of the Company are required to adhere to these disclosure requirements as well.
Transparent Reporting of Political Contributions
Since 2013, Exelon has published semi-annual reports of its political contributions on its website. These reports include contributions to political parties, political committees, candidates for political office, and 501(c)(4) entities. The reports also include dues paid to trade organizations and similar non-profit entities, and identify the portion of those dues that were used for expenditures or contributions that are non-deductible. Political contribution reports, as well as Exelon’s Corporate Political Contribution Guidelines, are available at www.exeloncorp.com.
In 2022 and 2023, Exelon enhanced its corporate political contributions reporting by disclosing dues paid to trade associations in excess of $10,000 (we previously reported all dues over $50,000) and disclosing any 501(c)(6) trade organization where an Exelon executive (or an executive of any of our controlled affiliates) has a board seat; 501(c)(3) charitable organizations that receive Company matching funds of over $5,000 to the limit of $10,000 from senior executives; and reporting payments to trade associations that include funds for grassroots lobbying.
The CPA-Zicklin Index for Corporate Political Disclosure and Accountability is a report measuring electoral spending transparency and accountability among the country’s largest public corporations. In the 2025 CPA-Zicklin report, Exelon scored 95.7 (out of 100), earning the highest possible designation as an “Index Trendsetter.”

26	2026 ׀ Exelon Proxy Statement

Board and Corporate Governance Matters
Board Composition and Leadership
Board Composition and Refreshment
The CGC regularly reviews the composition of the Board and considers a broad range of factors when evaluating Board composition and director qualifications. In assessing potential directors, the CGC considers diversity of experience, perspectives, backgrounds, skills, and professional and life experiences to ensure the Board collectively possesses the range of capabilities needed to oversee the Company effectively.
The CGC is also responsible for considering the long-term composition of the Board and believes in the value of new perspectives and fresh ideas that come from adding new directors to the Board. The CGC also closely considers the pacing of expanding the Board so that new additions have sufficient overlap with longer-tenured directors to learn the business and understand the operations and culture of the Board. The Board also considers a gradual refreshment process to be appropriate in order to avoid significant disruptions to the normal course of business.
If each Director nominee is elected to the Board, after the 2026 Annual Shareholders’ Meeting, our incumbent Directors will have served an average of 4.0 years on the Board. The Board generally believes that a mix of short-, medium-, and long-tenured directors promotes an appropriate balance of views and insights and allows the Board as a whole to benefit from the balance of fresh perspectives and deep institutional knowledge. The Board has recently undergone significant refreshment with five Director nominees having tenure of three years or less. With the number of new Directors, the Board has prioritized robust onboarding as well as creating opportunities for Directors to interact outside the boardroom.
Board Leadership
Mr. Bowers has served as the independent Chairman of the Board since the annual meeting of shareholders in April 2025 and as an independent Director since July 2021. The Board has evaluated the Board leadership structure and determined that Mr. Bowers should continue as the independent Chairman. The Board recognizes that Mr. Bowers has substantial organizational, operational, and risk management expertise due to his long history as a power utility executive, as well as extensive knowledge of our company and board leadership experience through his years of service on our Board and other public and private company boards. As the independent Chairman, Mr. Bowers leads the Board capably and regularly engages with management to provide guidance and serve as a liaison to the other independent directors.
Exelon’s bylaws permit the independent members of the Board to determine the leadership structure of the Board, including whether the roles of Chairman and Chief Executive Officer should be performed by the same individual or whether the roles should be performed by separate individuals. The Board believes that separation of these functions is not required as a matter of policy, and whether to combine the roles or not is a matter for the Board’s sole discretion, taking into consideration the current and anticipated circumstances of the Company, the skills and experiences of the individual or individuals in those positions, and the leadership composition of the Board. The title of Board Chair was changed to Chairman in 2026.
The Board separated the roles of Chairman and Chief Executive Officer in 2012 and continues to find that this leadership structure ensures independent oversight and promotes the Board’s ability to effectively represent the best interests of all shareholders. This structure gives primary responsibility for the operational leadership and strategic direction of the Company to our CEO, while the Chairman facilitates our Board’s independent oversight of management, serves as principal liaison between the Board and senior management, and leads our Board’s consideration of key governance matters.
The Board recognizes that no single leadership model is right for all companies at all times. Accordingly, the Board periodically reviews its leadership structure as circumstances warrant. The Board is committed to continued independent oversight at all times, and our Corporate Governance Principles provide that the independent members of the Board shall select and elect a Lead Independent Director in the event the Chairman and Chief Executive Officer roles are held by the same individual, or the person holding the role of Chairman is not independent under Exelon’s Independence Standards for Directors.
Director Onboarding and Continuing Education
Director Onboarding
The Board has an orientation and onboarding program for new Directors and provides continuing education for all Directors that is overseen by the CGC. The orientation program is tailored to the needs of each new Director depending on his or her level of experience serving on other boards and knowledge of the Company or industry. Materials provided to new Directors include information on the Company’s vision and strategic direction, financial matters, principal operating businesses, corporate

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Board and Corporate Governance Matters
governance practices, Code of Business Conduct, risk management framework, and other key policies and practices, including each of the Company’s policies related to interactions with public officials. The orientation process includes a series of one-on-one meetings with members of senior management for deep-dive briefings on business units and corporate functions.
Continuing Education
Continuing director education is provided during portions of Board and Committee meetings, as needed, and is focused on topics necessary to enable the Board to effectively consider issues before it at that time (such as new regulatory or accounting standards). Education may take the form of presentations from senior leadership or other subject matter experts within the Company, cybersecurity workshops or tabletop exercises, presentations from external advisors, or “white papers” which are deep dives into timely subjects or topics. The ARC periodically holds sessions devoted to education on new accounting rules and standards and/or topics deemed to be helpful for having a good understanding of our accounting practices and financial statements.
Additionally, Directors may attend educational seminars and programs sponsored by external organizations. Directors may self-identify programs or choose from a curated list of external educational opportunities, including programs related to board governance and related matters as well as utility-industry educational programs.
Board and Committee Engagement
Board Engagement
The Board and its Committees met throughout the year on a set schedule, held special meetings, and acted by written consent from time to time as necessary. We expect each Director to attend every meeting of the Board and the Committees on which the Director serves. The Board of Directors held six meetings during 2025, including a strategy retreat with senior officers of Exelon and its subsidiary companies. Each Director attended at least 75% of the meetings of the Board and each Committee on which the Director served in 2025 (held during the period in which the director served), and on average Directors attended 98% of their respective Board and Committee meetings.
All Director nominees are expected to participate in the Annual Meeting of Shareholders, and eight of the nine nominees for Director at the 2025 Annual Meeting of Shareholders attended the meeting.
At each regular Board meeting, time is reserved for the independent Directors to meet in executive session without the CEO present. The executive leadership team regularly attends Board meetings to present information on our business and strategy, and Board members have access to our employees outside of Board meetings.
Committee Engagement
The Board assigns responsibilities and delegates authority to its Committees, and the Committees regularly report on their activities and actions to the full Board. During 2025, there were four standing Committees of the Board: Audit and Risk (ARC), Corporate Governance (CGC), Operations, Safety, and Customer Experience (OSCC), and Talent Management and Compensation (TMCC). Each Committee has the authority to engage outside experts, advisors, and counsel to assist the Committee in its work.
The Chairman and CEO generally attend all Committee meetings, and all Committees regularly hold executive session without management present.
Each Committee is governed by a Board-approved charter stating its responsibilities, which is reviewed annually and updated as appropriate. The charters are available on the Governance Overview section of Exelon’s website at www.exeloncorp.com and in print to any shareholder who requests a copy from Exelon’s Corporate Secretary.

28	2026 ׀ Exelon Proxy Statement

Board and Corporate Governance Matters
Committee Assignments and Rotation
The CGC and the Board understand the importance of bringing fresh and varied perspectives to the Board and its Committees, whose composition the CGC evaluates at least annually.
The composition of each Committee set forth below on the following pages reflects the Committee’s composition as of the Annual Meeting on April 28, 2026. In February 2026, the Board approved that Mr. DeWalt will join OSCC and TMCC, and that Mr. Bowers will step off TMCC, as of April 27, 2026.
When new Directors are appointed to the Board, the CGC uses the opportunity to reevaluate whether the composition of the Board Committees should evolve as well to ensure the appropriate depth of skills and experiences. As part of the onboarding process, new Directors are generally invited to attend all Committee meetings for at least two regular meeting cycles before the Board determines their Committee assignments.
Board Committees
Audit and Risk Committee (ARC)

Members: Jojo, Richo, Rogers

Committee is 100% Independent
Chair: Bryan Segedi	Meetings in 2025: 5

The ARC’s duties and responsibilities include the following:
•Assists the Board in the oversight and review of the quality and integrity of the Company’s financial statements and internal controls over financial reporting
•Appoints, retains, and oversees the independent auditor and evaluates its qualifications, performance, independence, and fees
•Oversees the Company’s internal audit function
•Oversees risk management functions and strategies, including compliance with risk management program, but excluding cyber, which is managed by OSCC
•Oversees compliance with Exelon’s Code of Business Conduct, and the process for the receipt and response to complaints regarding accounting, internal controls, ethics, or audit matters
The Board has determined that Messrs. Rogers and Segedi are “Audit Committee Financial Experts” as defined by SEC rules. The Board has also determined that each member of the ARC is independent as defined by SEC rules. See page 38 for the Audit and Risk Committee Report.

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Board and Corporate Governance Matters
Corporate Governance Committee (CGC)

Members: Bowers, Rodgers Cheshire

Committee is 100% Independent
Chair: Linda Jojo	Meetings in 2025: 5

The CGC’s duties and responsibilities include the following:
•Identifies and recommends qualified candidates for election by the Board and shareholders and oversees Board and Committee structure and composition
•Recommends Corporate Governance Principles and advises on corporate governance issues, including evaluation processes for the Board, Committees, each Director, and the Chairman
•Oversees Exelon’s environmental strategies, including climate change and sustainability policies
•Oversees utility board governance policies and practices, qualifications and election of Utility directors, and annual review of the utility boards and directors
•Reviews Exelon’s director compensation program and retains an independent compensation consultant
•Authorized to retain an independent search firm to identify Director candidates
Operations, Safety, and Customer Experience (OSCC)

Members: DeWalt, Rodgers Cheshire, Jojo, Lillie

Committee is 100% Independent
Chair: Matt Rogers	Meetings in 2025: 4

The OSCC’s duties and responsibilities include the following:
•Oversees Exelon’s strategies, policies, and major activities related to operations, including transmission and distribution
•Oversees Exelon’s strategies, policies, and major activities relating to providing a healthy and safe environment for employees, customers, contractors, and the public
•Oversees Exelon’s strategies, policies, and major activities related to cybersecurity
•Oversees Exelon’s strategies and major activities designed to support and enhance customer experience, including, but not limited to, service, technology, affordability, business development, and engagement
•Reviews and monitors Exelon’s operational performance and execution of major capital projects related to operations
•Reviews and monitors Exelon’s health, safety, and customer experience performance

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Board and Corporate Governance Matters
Talent Management and Compensation Committee (TMCC)

Members: DeWalt, Lillie, Richo

Committee is 100% Independent
Chair: Marjorie Rodgers Cheshire	Meetings in 2025: 4

The TMCC’s duties and responsibilities include the following:
•Evaluates the performance of the CEO at least annually, reviews the evaluation with the independent Directors of the Board and approves the compensation level of the CEO for ratification by the independent Directors of the Board based on this evaluation
•Oversees the evaluation of, and reviews and approves the compensation level of, the other executive officers
•Reviews and approves compensation plans and programs, including performance-based compensation, equity-based compensation programs, and perquisites
•Reviews management succession plans with the CEO and the full Board
•Reviews risks and associated risk management activities related to human capital, including talent management, development, and retention; employee engagement and well-being; and performance management
•Reviews and discusses the CD&A with management
Compensation Committee Interlocks and Insider Participation
During 2025, none of Exelon’s executive officers served on the board of directors of any entities whose executive officers serve on the TMCC or our Board. No current member of the TMCC was an executive officer or employee of Exelon during 2025 or at any time, and no member had any relationship with Exelon that would require disclosure under the SEC rules.
The Board has determined that each member of the TMCC is independent as defined by SEC rules and the Nasdaq corporate governance rules within its listing standards and is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.
The TMCC directly engages Willis Towers Watson (WTW), a third-party consultant, to provide an independent assessment of the current executive compensation program and any management-recommended changes to that program and to work with management to ensure that the executive compensation program is designed and administered consistent with the TMCC’s requirements.
See page 53 for additional information regarding the TMCC-engaged compensation consultant and for the Talent Management and Compensation Committee Report.

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Board and Corporate Governance Matters
Board, Committee, and Individual Director Assessment and Feedback
Our Board seeks to operate with the highest degree of effectiveness, supporting a dynamic boardroom culture of independent thought. Exelon has strong evaluation processes for its Board, Board Committees, and individual Directors.
Board Evaluation (Annual)
The Board conducts an annual assessment of its performance and effectiveness. The process is coordinated by the Chairman and the Chair of the CGC and considers recommendations from the CGC on the process and criteria to be used for Board, Committee, and individual Director evaluations, including whether to leverage external third parties to facilitate evaluations. The CGC oversees and approves the annual formal Board evaluation process.
The Chair of the CGC facilitates a discussion with the Board in executive session regarding the Board’s performance. As part of this discussion, the Chairman steps out of the meeting to allow the other Directors to discuss the Chair’s performance. Directors are provided a list of questions and discussion topics to review prior to the discussion, focusing on what the Board is doing well and opportunities for improvement. Discussion topics typically include the following:
•Overall Board performance and areas of focus, including oversight of Company operations, strategy, and financial performance
•Board composition, including whether the Board has an appropriate balance of diversity, skills, experience, and backgrounds
•Board and Company culture
•Management engagement with the Board and Committees
•Quality of information and materials provided to the Directors
•Board meeting logistics
Following the completion of the session, the Chairman and CGC Chair review the assessment with the Board, and the Board develops plans to take actions based on the results, as appropriate. The CGC Chair separately provides the Chairman with feedback based on the discussion of the Chair’s performance.
Committee Evaluation (Annual)
All of the Board’s standing Committees conduct annual assessments of their performance. The Chairman facilitates a discussion with the members of each Committee in executive session, focusing on the performance of each Committee. As part of this discussion, the Committee Chair steps out of the meeting to allow the other Directors to discuss the Chair’s performance. Discussion topics include whether Committee members possess the right skills, experiences, and background to fulfill the Committee’s role, whether the Committee is receiving sufficient information, whether meeting materials and presenters are effective, and other matters. The CGC Chair and Board review the results of each Committee assessment, and the Board and Committees develop action plans based on the results, as appropriate. The CGC Chair (or the Chairman or other CGC member, in the case of the CGC) provides each Committee Chair with feedback based on the Committee members’ discussion of the Chair’s performance.
Director Compensation
The CGC is responsible for reviewing and making recommendations to the Board regarding its non-employee Director compensation program. The Committee is authorized to engage outside advisors and consultants in connection with its review and analysis of Director compensation. The Committee takes various factors into consideration, including responsibilities of Directors generally, Board and Committee leadership roles such as the Chairman and Committee Chairs, and the form and amount of compensation paid to directors at comparable companies.
The non-employee Director compensation program comprises cash and equity components as described in the following sections. The Board targets total director compensation to the median of compensation levels provided to directors of the peer group companies utilized for executive compensation benchmarking.

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Board and Corporate Governance Matters
Cash Fees
The table below sets forth the annual cash compensation paid in 2025 to Exelon’s non-employee Directors.

Role	Annual Cash Retainer ($)
Non-Employee Director	125,000
Board Chair	180,000
Committee Chairs:
Audit and Risk Committee	25,000
Talent Management and Compensation Committee	20,000
Corporate Governance Committee	20,000
Operations, Safety, and Customer Experience	20,000
Directors may elect to defer any portion of cash compensation into a non-qualified multi-fund deferred compensation plan. Under the plan, each Director has an unfunded account where the dollar balance can be invested in one or more of several mutual funds, including one fund composed entirely of Exelon common stock. Fund balances (including amounts invested in the Exelon common stock fund) are settled in cash and may be distributed in a lump sum or in annual installment payments upon a Director reaching age 65, age 72, or upon departure from the Board. These funds are identical to those that are available to Company employees who participate in the Exelon Employee Savings Plan.
Directors who serve as members of special committees that may be formed from time to time receive fees of $5,000 per quarter for as long as the Committee remains needed, provided that the Board may determine that additional fees are appropriate depending on the nature and scope of the special committee. In 2025, Mr. Bowers and Ms. Rodgers Cheshire served on a special committee for the full year. The fees they received for this service are reported in the “2025 Director Compensation” table.
Equity Compensation
A significant portion of Director compensation is provided in the form of equity to align the interests of Directors with the interests of shareholders. In 2025, Exelon’s non-employee Directors received deferred stock units (DSUs) with a total value of $165,000 annually, prorated for Directors who did not serve the full year. The table below sets forth the amount of DSUs held by each non-employee Director as of December 31, 2025. The balances reported include additional DSUs accumulated as dividend equivalents.

Name	Total Deferred Stock Units (#)
Bowers	18,941
Cheshire	24,638
DeWalt	3,105
Jojo	54,696
Lillie	11,579
Richo	10,372
Rogers	11,579
Segedi	8,501
Young	33,494
DSUs are granted at the end of each calendar quarter in arrears and credited to a notional account based upon the closing price of Exelon common stock on the date the quarterly dividend is paid. DSUs earn dividend equivalents, which are reinvested as additional stock units. Directors may opt to receive their DSUs upon reaching age 65, age 72, or upon their departure from the Board. DSUs will be settled in shares of Exelon common stock and will be distributed in either a lump sum or in annual installments based on each Director’s election.
Director Stock Ownership Requirement
To strengthen the alignment of Directors' interests with those of shareholders, all Directors are required to meet the minimum stock ownership requirement of five times the annual cash retainer within five years after their election to the Board. DSUs, share equivalents of the Exelon common stock fund within their deferred compensation plan account, as well as common shares beneficially owned directly or indirectly (including shares acquired in the open market) are counted towards meeting the stock ownership guidelines. For more information about each Director’s stock ownership, please refer to the “Beneficial Stock Ownership of Directors and Executive Officers” table.

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Board and Corporate Governance Matters
Other Benefits Provided
From time to time, Exelon Directors are invited to bring spouses or guests to Exelon or industry related events. When such invitations are extended, Exelon covers the cost of spousal or guest travel, meals, lodging, and related activities. For tax purposes, the value of spousal or guest related travel is calculated according to IRS regulations and imputed to the Director as additional taxable income. For disclosure purposes and in accordance with SEC rules, the foregoing benefits related to spousal or guest related travel are valued on the basis of incremental cost to Exelon. However, in most cases there is no direct incremental cost to Exelon of providing transportation and lodging for a Director’s spouse or guest when he or she accompanies the Director, and the only additional costs are those for meals and activities.
Additionally, under Exelon’s matching gift program, the Exelon Foundation matches Director donations to eligible non-profit organizations, dollar for dollar, up to $15,000 per calendar year.
2025 Director Compensation
The following table summarizes the compensation paid for each of our non-employee Directors who served as a member of the Board and its Committees in 2025. Calvin Butler, Exelon’s CEO, did not receive any additional compensation in 2025 for his service on the Board. For information regarding his compensation as the CEO, refer to the CD&A.

Director Name	Cash Fees[1] ($)	Equity Compensation[2] ($)	All Other Compensation[3] ($)	Total Compensation ($)
Bowers	274,327	165,000		439,327
Cheshire	171,000	165,000	15,000	351,000
DeWalt	101,389	133,833		235,222
Jojo	138,462	165,000	15,000	318,462
Lillie	125,000	165,000	15,000	305,000
Richo	125,000	165,000		290,000
Rogers	145,000	165,000		310,000
Segedi	141,896	165,000		306,896
Young	107,143	54,396	500,000	661,539
(1)Includes annual Board and Committee retainers, including any amounts voluntarily deferred into the deferred compensation plan. Amounts reported for Mr. Bowers and Ms. Rodgers Cheshire include fees of $20,000 each for membership on a special committee. For Ms. Rodgers Cheshire, the amount also includes $6,000 for her service as a director of the Exelon Foundation during 2025. Amounts for Mr. DeWalt and Mr. Young reflect prorated compensation based on Mr. DeWalt’s commencement of Board service on March 10, 2025, and Mr. Young’s retirement from the Board effective April 28, 2025.
(2)The grant date fair values of the directors’ deferred stock awards have been computed in accordance with FASB ASC Topic 718. Amounts reported for Messrs. DeWalt and Young reflect prorated compensation based on Mr. DeWalt’s service commencement date and Mr. Young’s retirement date.
(3)Amounts reported in this column represent (a) contributions made by Exelon on behalf of Mses. Rodgers Cheshire, Jojo, and Lillie through Exelon’s matching gift program, and (b) a one-time contribution of $500,000 made by Exelon on behalf of Mr. Young, in honor of his eight years of service to the Board (including three years as Chairman), to charitable organizations selected by Mr. Young.
2026 Director Compensation Changes
In July 2025, following a comprehensive review of Director compensation by WTW, the CGC approved several changes to the non-employee Director compensation program. Beginning in 2026, annual Director equity compensation will increase from $165,000 to $175,000, and each Director will be granted restricted stock units (RSUs) at that year’s annual meeting that will vest in full at the following year’s annual meeting, in lieu of DSUs granted quarterly in arrears. Additionally, the Chairman’s annual cash retainer increased from $180,000 to $200,000, effective January 1, 2026. A market analysis performed by WTW confirmed that the changes increased the alignment of Director compensation to Exelon’s peer group market median.

34	2026 ׀ Exelon Proxy Statement

Audit Matters

PROPOSAL 2
Ratification of PricewaterhouseCoopers LLP as
Exelon’s Independent Auditor for 2026
Based on the most recent evaluation and consideration of factors described below, the ARC and the Board have determined that the retention of PricewaterhouseCoopers LLP (PwC) as Exelon’s independent auditor remains in the best interests of the Company and its shareholders based on the Committee’s level of satisfaction with the quality of services provided by PwC.
PwC has served as the Company’s independent auditor since 2000. The Committee believes PwC’s tenure as Exelon’s independent auditor is a benefit to audit quality given its experience with the Company and knowledge of Exelon’s business. Because of PwC’s familiarity with Exelon, the firm has demonstrated an ability to focus on risks significant to the Company and its industry and has developed and implemented efficient and innovative audit processes, which have enabled the provision of services for fees considered competitive by the Committee.

The Board recommends a vote “FOR” the ratification of PricewaterhouseCoopers LLP as Exelon’s Independent Auditor for 2026.

Evaluation of the Independent Auditor
The ARC regularly considers the independence, qualifications, compensation, and performance of its independent auditor. The ARC has approved an evaluation framework developed by management to assist with the ARC’s annual assessment of the independent audit firm, which includes the solicitation of feedback from management and the members of the ARC. Results of the full assessment were discussed by the ARC as part of its annual review process. Using the framework, the ARC assessed the following four areas, in addition to a consideration of the independent audit firm’s independence.

Focus Areas:	Considerations included:

Quality of the Independent Audit Firm and Audit Process
•The number of restatements, material weaknesses, and significant deficiencies to determine if any items reasonably should have been identified by the independent audit firm.
•Results of the 2024 Public Company Accounting Oversight Board (PCAOB) inspection report issued in February 2025.
•The risks associated with PwC based on its financial stability, compliance with applicable laws and professional standards, pending litigation or judgments against the firm, and results of applicable independent audit firm inspections.

Alignment with Exelon’s Core Values	•Whether PwC and the onsite team demonstrate commitments aligned with Exelon’s culture and values. •The results of management’s cultures and values assessment of third-party finance vendors.

Level of Service Provided by the Independent Audit Firm
•Results of an annual assessment completed by the ARC and members of management who frequently interact with PwC.
•Open access to and engagement with PwC subject-matter experts providing valuable insights on matters important to Exelon.

Good Faith Negotiation of Fees	•Robust fee negotiation process. •Reasonableness of fees incurred against the annually approved fees and reported fee estimates provided to the ARC quarterly.

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Audit Matters
In addition, the ARC assessed PwC’s independence based on review of PwC’s required communications and forthright, candid, and prompt communications on related independence matters, when needed. Based on the results of its assessment, the ARC found PwC to be independent from the Company and its management and appointed PwC as its independent auditor for 2026.
Tenure
PwC has served as the Company’s independent auditor since 2000. In considering the tenure of PwC as our independent auditor, the ARC carefully considers the benefits of a long tenure in light of the robust controls in place to safeguard independence.

Benefits of Tenure	Key Independence Controls

•Enhanced Audit Quality. PwC’s deep familiarity with the utilities industry and Exelon’s businesses and operations, accounting policies and practices, and internal controls over financial reporting is valuable to the Company and its shareholders.
•Continuity Mitigates Disruption Risk. Onboarding a new independent auditor would require extensive education and significant time and resources for the new auditor to obtain a comparable level of familiarity with our business and control framework. Such a disruption could potentially distract from management’s focus on other matters.
•Continuity of Non-Audit Work. A new independent auditor would also disrupt non-audit workflows and could create conflicts related to consulting contracts on other matters.
•Efficient Audit Plans. PwC’s knowledge of Exelon’s business and control framework allows it to develop and implement efficient and innovative audit processes, enabling the provision of services for fees the ARC considers to be competitive.

•Committee Oversight. The ARC and its Chair hold regular executive sessions with the independent auditor, during which the ARC discusses the scope of PwC’s audit, and any problems or difficulties encountered or observations made.
•Lead Partner Rotation. PwC’s institutional knowledge and experience is balanced by the fresh perspective delivered by changes in the audit team resulting from mandatory lead engagement partner rotation and routine turnover within the team. The ARC is directly involved in the consideration and selection of its lead engagement partner.
•Limits on non-audit services. The ARC has exclusive authority to pre-approve non-audit services and determine whether such services are consistent with auditor independence.
•Independence assessment. On at least an annual basis, PwC provides the ARC reports regarding independence; conducts periodic internal reviews of its audit and other work; and assesses the adequacy of partners and other staff serving the Company’s account consistent with independence requirements.
•Regulatory Controls. PwC is an independent registered public accounting firm and is subject to PCAOB inspections, “Big 4” peer reviews, and PCAOB and SEC oversight.

Selection of Lead Engagement Partner
The ARC oversees the process for, and ultimately approves, the appointment of our independent auditor’s lead engagement partner. In evaluating and selecting a lead engagement partner, the ARC provides selection criteria to which PwC responds with a roster of qualified candidates, who will then be interviewed by members of the ARC and senior management, including the Chief Finance Officer and Chief Accounting Officer. The ARC will then discuss the candidates with the current lead engagement partner and ultimately approve the selection of the new lead engagement partner. In 2023, the ARC approved a new lead engagement partner who shadowed the current lead engagement partner during 2024 and commenced service on the Company’s audit in 2025. The process for selecting a new lead engagement partner was fulsome and allowed for thoughtful consideration of multiple candidates, each of whom met a list of specified industry and personal criteria, including diversity of thought and background, and experience with complex global clients.
Request for Shareholder Ratification
As a matter of good corporate governance, the Board submits the selection of its independent audit firm to shareholders for ratification each year. If the selection of PwC is not ratified by shareholders, the ARC will reconsider its selection, but no assurance can be given that the Committee will change the appointment. Even if the selection of PwC is ratified, the ARC may appoint a different independent audit firm at any time if it determines that such a change would be appropriate.
Representatives of PwC will participate in the annual meeting of shareholders to answer questions and will have the opportunity to make a statement if they desire to do so.

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Audit Matters
Pre-Approval of Audit and Non-Audit Services
The ARC has adopted a Policy for Pre-Approval of Audit and Non-Audit Services Provided by the Independent Auditors (Policy) that includes pre-approval requirements for the audit and non-audit services provided by PwC. All audit and non-audit services provided by PwC in fiscal years 2025 and 2024 and related fees were approved in advance by the ARC. The Committee considered the nature, scope, and projected fees of each service, as well as any potential implications for auditor independence.
The Policy specifically sets forth services that the independent auditor is prohibited from performing by applicable law or regulation. Further, the ARC may prohibit other services that in its view may compromise, or appear to compromise, the independence and objectivity of the independent auditor. Predictable and recurring audit and permitted non-audit services are considered for pre-approval by the ARC on an annual basis. Further, the ARC has delegated pre-approval authority to the ARC Chair with respect to any audit or permitted non-audit services up to a limit of $500,000 per engagement. Services with fees exceeding $500,000 require full Committee pre-approval. The ARC receives quarterly reports on the actual services provided by the independent auditor with related fees. No services were provided pursuant to the de minimis exception to the pre-approval requirements contained in the SEC’s rules.
Independent Auditor Fees
The ARC is responsible for the audit fee negotiations associated with the Company’s retention of PwC. The below table presents aggregate fees billed for audit and other services rendered by PwC for the two most recent fiscal years.

	Fiscal Year
($ in thousands)	2025	2024
Audit Fees[1]	$16,094	$16,225
Audit Related Fees[2]	—	50
Tax Fees[3]	745	1,115
All Other Fees[4]	675	936
Total:	$17,514	$18,326
(1)“Audit Fees” include fees for financial statement audits and reviews under statutory or regulatory requirements and services that generally only the auditor reasonably can provide, including SEC and FERC financial statement audits and reviews, review of documents filed with the SEC, issuance of comfort letters and consents for debt issuances, and other attest services required by statute or regulation.
(2)“Audit Related Fees” consist of fees for assurance and related services that are traditionally performed by the principal auditor and are reasonably related to the performance of the audit or review of the financial statements, audits of stand-alone financial statements, or other assurance services to comply with contractual requirements, financial accounting, or reporting and control consultations.
(3)“Tax Fees” consist of tax compliance, planning and advice services, including tax return preparation, refund claims, tax payment planning, assistance with tax audits and appeals, advice related to mergers and acquisitions and transactions, or requests for rulings or technical advice from tax authorities.
(4)“All Other Fees” primarily reflect fees for system implementation quality assurance services.

2026 ׀ Exelon Proxy Statement	37

Audit Matters
Report of the Audit and Risk Committee
Management has primary responsibility for preparing the Company’s financial statements and establishing effective internal controls over financial reporting. PricewaterhouseCoopers LLP (PwC), the Company’s independent auditor for the year ended December 31, 2025, is responsible for auditing those financial statements and expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal controls over financial reporting based on criteria established in 2013 by the Committee of Sponsoring Organizations of the Treadway Commission.
During fiscal year 2025, as part of the Audit and Risk Committee’s oversight function, the Committee:
•Reviewed and discussed the Company’s annual audited financial statements, including the critical accounting policies applied by the Company in the preparation of these financial statements, assessment of the effectiveness of internal control over financial reporting, and quarterly financial statements with management and with PwC;
•Reviewed related matters and disclosure items, including the Company’s earnings press releases, and the processes by which the Company’s Chief Executive Officer and Chief Finance Officer certify the information contained in its quarterly and annual filings;
•Reviewed and discussed with management, the internal auditor, and the independent auditor, as appropriate, the audit scopes and plans of both the internal auditor and the independent auditor;
•Inquired about significant business and financial reporting risks, reviewed the Company’s policies for risk assessment and risk management, and assessed the steps management is taking to control these risks;
•Met in periodic executive sessions with each of management, the internal auditor, and the independent auditor to discuss the results of the examinations by the independent and internal auditors, their evaluations of internal controls, and the overall quality of the Company’s financial reporting, and any other matters as appropriate;
•Discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB and the SEC;
•Received the written disclosures and letter from PwC required by applicable requirements of the PCAOB regarding independence and discussed with PwC their independence and related matters. Based on this review and discussion, and a review of the non-audit services provided by PwC during 2025, the Committee believes that the services provided by PwC in 2025 are compatible with, and do not impair, PwC’s independence.
In reliance on these reviews and discussions, the Committee recommended to the Board, and the Board approved, that the audited financial statements be included in Exelon Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC. The Committee also reappointed PwC as the Company’s independent auditor for 2026.
This report is provided by the following independent directors, who constitute the Audit and Risk Committee:
Bryan Segedi, Chair
Linda Jojo
Anna Richo
Matthew Rogers

38	2026 ׀ Exelon Proxy Statement

Executive Compensation

PROPOSAL 3
Advisory Vote on Executive Compensation (Say-on-Pay)
We provide shareholders with a say-on-pay vote every year at the annual meeting of shareholders. While the vote is non-binding, the Board and the TMCC take the results of the vote into consideration when evaluating the executive compensation program. Accordingly, you may vote to approve or not approve the following advisory resolution on the compensation of the named executive officers at the 2026 Annual Meeting:
RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2026 Annual Meeting of Shareholders pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, the 2025 Summary Compensation Table, and the other related tables and disclosure.

The Board recommends a vote “FOR” the approval of the compensation paid to the Company’s named executives, as disclosed in this proxy statement.

Our next say-on-pay vote will take place at the 2027 Annual Meeting of Shareholders.

2026 ׀ Exelon Proxy Statement	39

Compensation Discussion & Analysis (CD&A)
This CD&A discusses Exelon’s 2025 compensation for our named executive officers (NEOs), comprising our CEO, CFO, and the three other most highly compensated executive officers serving as of the end of 2025. These officers are listed below. Biographical information concerning our NEOs and their ages can be found in the section entitled “Information about our Executive Officers as of February 12, 2026” in our Annual Report on Form 10-K for the year ended December 31, 2025.

Calvin G. Butler, Jr. President and Chief Executive Officer	Jeanne Jones Executive Vice President, Chief Finance Officer, Audit and Risk	Michael Innocenzo Executive Vice President and Chief Operating Officer	Colette Honorable Executive Vice President, Chief Legal Officer, Compliance and Corporate Secretary	David Glockner Former Executive Vice President, Compliance, Audit and Risk
2025 - 2026 Leadership Changes
Effective January 1, 2025, Ms. Honorable, who previously served as Exelon’s Executive Vice President, Public Policy and Chief External Affairs Officer, was promoted to Executive Vice President, Chief Legal Officer and Corporate Secretary of Exelon. Additionally, Mr. Glockner departed Exelon on January 1, 2026, and, upon his departure, (1) Ms. Jones assumed responsibility for the audit and risk department in an expanded role and was named Executive Vice President, Chief Finance Officer, Audit and Risk, and (2) Ms. Honorable assumed responsibility for the compliance and ethics department in an expanded role and was named Executive Vice President, Chief Legal Officer, Compliance and Corporate Secretary. Upon his departure, Mr. Glockner became eligible to receive benefits pursuant to the previously disclosed terms of Exelon’s SMSP applicable to an involuntary termination of employment without cause.

40	2026 ׀ Exelon Proxy Statement

Compensation Discussion & Analysis (CD&A)
Compensation Philosophy and Objectives
The goals of our executive compensation program are to motivate executives to achieve long-term success, grow shareholder value, and encourage the retention of key talent. The TMCC sets challenging performance metrics that are tied to the Company’s financial and operational goals. Financial targets are based on internal business plans and external market factors.
The following objectives and principles guide the design of our compensation program:

Objective	Practices that Support this Objective

ACCOUNTABILITY AND LONG-TERM PERFORMANCE
•Our compensation program promotes pay-for-performance by linking business performance with shareholder returns and payouts and supporting the execution of Exelon’s business strategy over multi-year periods to drive the success of our long-term strategy.
•We set target performance levels that are challenging, but reasonably achievable, and are aligned to the goals we communicate to investors.
•Incentive compensation is tied to Exelon’s overall Company performance; for utility executives, the majority of their annual incentive is tied to utility-specific results and customer outcomes.

INVESTOR ALIGNMENT
•We engage directly with shareholders and will initiate responsive actions when appropriate.
•Executive stock ownership requirements align the long-term interests of our executives with our shareholders.
•The TMCC may exercise discretion when necessary to align actual payouts with business performance and shareholder returns.

BALANCE
•Our design balances short- and long-term objectives as well as financial and operational goals to motivate measured, but sustainable and appropriate, risk-taking.
•Annual incentive awards recognize the achievement of short-term goals, while long-term awards encourage our executives to deliver strong, longer-term results.

COMPETITIVE
•Competitive compensation is provided to attract, engage, and retain talented executives with a strong track record of success, assuring a high-performing and stable executive leadership team.
•Our compensation program considers the size and complexity of Exelon’s business, competitiveness relative to peer group market median, internal equity, experience, succession planning, performance, and retention.

Shareholder Engagement

The TMCC regularly reviews executive compensation, taking into consideration input received through Exelon’s regular and ongoing engagement with investors. Feedback is solicited over the course of the year through our ongoing shareholder engagement program and in connection with the annual meeting of shareholders. During 2025, Exelon engaged with a significant cross-section of our shareholder base, representing approximately 21% of Exelon’s outstanding shares, with independent Director participation on some calls. Feedback from all discussions was shared with the appropriate Board Committee and/or the full Board.
5-YEAR AVERAGE SAY-ON-PAY SUPPORT: 92.9%
Feedback from our engagement calls indicated strong shareholder support for Exelon’s executive compensation program, including its clear pay‑for‑performance alignment and the rigor and quality of the performance metrics. This overall approval for Exelon’s current executive compensation program and design is demonstrated by the 2025 say-on-pay vote results of 89.8%. See Shareholder Engagement on page 21.

2026 ׀ Exelon Proxy Statement	41

Compensation Discussion & Analysis (CD&A)
2025 Compensation Program Structure
In keeping with Exelon’s executive compensation philosophy and objectives, the TMCC oversees the design of the executive compensation program, comprising fixed and variable compensation elements as summarized below. The following table provides a summary of the compensation program for each of our NEOs.

Form	Measurement/Performance	Purpose
SALARY

Cash	Merit Based	Attracts and retains top talent through fixed income at competitive, market-based levels.

ANNUAL INCENTIVE PLAN (AIP)

Cash	60% - Adjusted (non-GAAP) Operating EPS* 15% - Outage Duration (SAIDI) 15% - Outage Frequency (SAIFI) 10% - Customer Satisfaction Index	Motivates executives to achieve key financial and operational objectives using adjusted (non-GAAP) operating EPS* and operational goals that reflect our commitment to remain a leading energy provider.

LONG-TERM INCENTIVE PLAN (LTIP)

67% Performance Shares Units (PSUs)	Performance Metrics[1] •25% - Operating ROE* •25% - Adjusted (non-GAAP) Operating EPS* •25% - Exelon CFO/Debt* •25% - TSR
Drives executive focus on long-term goals supporting utility growth, financial results, and capital stewardship. Rewards the relative achievement of financial goals.
Exelon’s total shareholder return (TSR) is compared with the custom utility peer group’s TSR over a three-year period using percentile ranking with target payout aligned to 50th percentile.

33% Restricted Stock Units (RSUs)	Time-based award vests one-third per year over 3 years; no performance metrics	Balances the LTI portfolio by providing executives with market‑competitive, time‑based awards that are market prevalent and support executive retention.

(1)Final performance is based on cumulative performance over the 3-year cycle for Adjusted (non-GAAP) Operating EPS* (defined as adjusted (non-GAAP) operating earnings*) and the 3-year average for Exelon CFO/Debt* and Operating ROE*.

42	2026 ׀ Exelon Proxy Statement

Compensation Discussion & Analysis (CD&A)
Alignment Between Business Strategy and Compensation
Exelon’s value proposition, as articulated below across our strategic priorities, reflects our continued focus on key initiatives expected to drive strong operational and financial performance. The table below demonstrates the linkage between Exelon’s strategy and the compensation components or metrics used in our executive compensation program.

Strategic Priorities

	Operational Excellence	Financial Execution	Commitment to Stakeholders

2025 Priorities and Commitments	•Maintain industry leading operational excellence •Focus on customer affordability, including through cost management	•Deliver operating EPS* of $2.64-$2.74 •Maintain strong balance sheet •Deploy $9.1B of capital for the benefit of customers •Earn consolidated operating ROE* of 9-10%	•Advocate for equitable, balanced energy transition •Achieve constructive rate case outcomes

AIP Metrics	SAIDI - Outage Duration SAIFI - Outage Frequency Customer Satisfaction	Adjusted (non-GAAP) Operating EPS*

LTIP Metrics		Adjusted (non-GAAP) Operating EPS* Exelon CFO/Debt* Operating ROE*	Relative TSR Performance

2025 Performance Highlights
•All Exelon utilities had strong SAIDI and SAIFI performance, with ComEd in the top decile and all others in the top quartile
•Gas odor response in top decile for all gas utilities
•Achieved ~$300M sustainable O&M savings since 2024
•Executed $60M Customer Relief Fund

•Delivered operating EPS* of $2.77, exceeding midpoint of guidance range
•Paid dividends of $1.60 per share
•Executed 20% of go-forward equity needs and over 50% of 2026 corporate debt needs
•Invested $9.3B of capital, executing within 2% of plan for third consecutive year
•Earned ROE* of 9.7%

•Executed industry-first TSA, helping protect customers and ensuring high-demand customers pay their fair share of costs
•Completed two distribution rate cases, with settlement approvals in ACE and DPL DE Gas, and received final orders for BGE and ComEd reconciliations

2025 NEO Compensation
CEO Evaluation and Compensation
The Board conducts a robust annual assessment of the CEO’s performance. For 2025, the CEO provided the Board with a self-assessment; the TMCC Chair, with facilitation from the Committee’s independent compensation consultant, solicited feedback from each of the independent Directors on the CEO’s performance; the Chairman and TMCC Chair met in executive session of a TMCC meeting to discuss summarized feedback of CEO performance; and the TMCC Chair then provided a summary of the feedback to the CEO.

2026 ׀ Exelon Proxy Statement	43

Compensation Discussion & Analysis (CD&A)
The CEO’s compensation is approved by the independent members of the Board, based on the recommendations of the TMCC. The TMCC established target compensation for Mr. Butler based on a similar set of factors as were considered for the other NEOs, including experience in role, individual performance, Company results, retention considerations, competitive posture versus the Exelon peer group (or other relevant market reference points), and internal equity. The factors are similar, but the outcomes can vary based on relative experience in role. In developing its recommendation for the Board, the TMCC engages its independent compensation consultant and considers multiple potential alternatives. Annually, the TMCC reviews each element of the CEO’s compensation, including base salary, and annual and long-term incentive target opportunities.

A significant portion of Mr. Butler’s total direct compensation is in the form of long-term incentives, at approximately 76%, which aligns with the market practice for CEOs in Exelon’s peer group.
Mr. Butler’s target compensation for 2025 is set forth in the table below. The chart to the right reflects the relative size of each component of Mr. Butler’s 2025 target compensation, including base salary, annual incentive award (AIP), and long-term incentive awards (LTIP).

90.3%
Pay at Risk
9.7%
Base Salary
14.6%
AIP
75.7%
LTIP

NEO Compensation
The TMCC is also responsible for overseeing the development and administration of the executive compensation program for executive officers other than the CEO. For officers other than the CEO, the CEO prepares recommendations for approval by the TMCC. The recommendations prepared by the CEO reflect a variety of factors, including experience in role, individual performance, retention considerations, succession considerations, competitive posture versus the Exelon peer group (and other relevant market reference points), and internal equity. Annually, the TMCC reviews each element of the executive officers’ compensation, including base salary and annual and long-term incentive target opportunities.
2025 Target Compensation

		Annual Incentive
Name	Base Salary[1] ($)	Target[2] (%)	Target Value ($)	2025 Target LTIP Value ($)	Total Target Compensation ($)
Butler	1,400,000	150	2,100,000	10,900,000	14,400,000
Jones	755,000	100	755,000	2,500,000	4,010,000
Innocenzo	747,000	100	747,000	2,750,000	4,244,000
Honorable	680,000	80	544,000	1,700,000	2,924,000
Glockner	685,500	80	548,400	1,420,000	2,653,900
(1)Salaries reflect rates effective March 1, 2025.
(2)For details, see 2025 AIP Performance and Payout Determinations on page 46.
Base Salary
When evaluating whether to make adjustments to base salary, the TMCC considers a number of factors, including the outcome of the annual market assessment of NEO and CEO compensation provided by the TMCC’s independent compensation consultant. The TMCC also takes into account the need to retain an experienced team, along with job promotions, individual performance, scope of responsibilities, leadership skills and values, current compensation, internal equity, and market competitiveness.
For the CEO, the TMCC recommends the base salary to the independent members of the Board. The independent Directors then determine and approve the CEO’s base salary based on their final assessment of CEO performance, market data, and overall Company performance. In February 2025, as part of its annual review, the independent members of the Board approved a 7.6% increase to the CEO’s base salary.
For the other NEOs, the TMCC approves base salaries for each NEO, which may be adjusted following an annual review. In February 2025, the Committee approved increases in base salary ranging from 3.0 to 10.0% for each NEO (other than the CEO). All base salary adjustments, including for the CEO, are effective as of March 1 each year.

44	2026 ׀ Exelon Proxy Statement

Compensation Discussion & Analysis (CD&A)
For certain NEOs whose base salary increases exceeded the typical annual adjustment range, the decisions were driven by a combination of factors, including market competitiveness, expanded scope of responsibilities, and exceptional individual performance. In each case, the TMCC and the independent members of the Board (for the CEO’s base salary) determined that the higher adjustments were appropriate and supported the retention of critical leadership talent.
Annual Incentive Program (AIP)
AIP Overview
The AIP is an annual cash incentive program that provides our NEOs the opportunity to receive an annual cash award based on the achievement of predetermined financial and operational goals. The AIP incorporates a single financial metric and key operational metrics that are aligned with the focus on driving outstanding customer experiences. The 2025 AIP design and metrics were consistent with the prior year’s design, with the exception of the removal of the Responsible Business Modifier (RBM). The RBM permitted the TMCC to adjust the payout amounts upwards or downwards by up to 10% based on a holistic evaluation of key accomplishments and actions taken during the year related to diversity, equity, and inclusion, and sustainability goals. In April 2025, the TMCC approved the removal of the RBM after reviewing current market practices and assessing the modifier’s effectiveness in aligning performance and reward. The TMCC determined that removing the RBM would simplify the AIP design and better reflect prevailing external expectations regarding the use of environmental and social measures in incentive programs. Although the AIP design no longer includes the RBM, the Company remains committed to advancing its long‑term sustainability objectives and fostering an inclusive environment for our employees and the communities we serve.
The following table provides a summary of the 2025 AIP program for each of our NEOs.

	Metrics	Weight	Purpose

Financial Goals (60%)	Adjusted (non-GAAP) Operating EPS* The Company’s net income from ongoing business activities divided by average shares outstanding during the year and adjusted to exclude certain costs, expenses, gains and losses, and other specified items.	60%	Supports commitment to provide solid returns to our shareholders and to support and grow our dividend.

Operational Goals (40%)	Outage Duration (SAIDI) Measure of the total duration of sustained interruptions divided by the total number of customers served.	15%	Supports commitment to providing reliable power and quickly responding to interruptions, which are essential to operations and customer satisfaction.

	Outage Frequency (SAIFI) Measure of the total number of customer interruptions divided by the total number of customers served.	15%	Supports commitment to dependable infrastructure and reliable power, which are essential to operations and customer satisfaction.

	Customer Satisfaction Index An index score for each customer segment is computed by averaging the mean ratings from three measures: overall satisfaction, meeting expectations, and overall favorability.	10%	Supports commitment to meeting the needs and expectations of our customers with best-in-class service.

AIP Goal-Setting and Rigor
Exelon’s goal-setting process employs a multi-layered approach and analysis that incorporates a blend of objective and subjective business considerations and other analytical methods to ensure that the goals are sufficiently rigorous. Such considerations include:
•Recent History - Goals generally reflect a logical progression of results from the recent past
•Relative Performance - Performance is evaluated against a relevant group of the Company’s peers
•Shareholder Expectations - Goals are aligned with externally communicated financial guidance and shareholder expectations
•Strategic Objectives - Near- and intermediate-term goals are aligned with long-term aspirations
•Sustainable Sharing - Earned awards reflect a balance of shared benefits for shareholders and participants

2026 ׀ Exelon Proxy Statement	45

Compensation Discussion & Analysis (CD&A)
The TMCC annually reviews AIP components, targets, and payouts to ensure that they are challenging and are designed to mitigate excessive risk-taking. The TMCC considers short- and long-term financial and operational results relative to our internal goals. Goals for the AIP, including adjusted (non-GAAP) operating EPS*, are set at the Committee’s first regular meeting of the year around the same time that Exelon provides full-year guidance for EPS and other key financial metrics. Each financial and operational goal includes “threshold,” “target,” and “distinguished” performance levels.
Financial Goals (60%)
Building on past goal rigor, the TMCC set an adjusted (non-GAAP) operating EPS* AIP target for 2025 at $2.69, with a “distinguished” goal set significantly above the upper end of Exelon’s full-year EPS guidance. Exelon demonstrates rigorous goal setting by aligning the adjusted (non-GAAP) operating EPS* target at the mid-point (or higher) of the guidance range.

2025 adjusted (non-GAAP) operating earnings guidance:	$2.64		$2.74

AIP Targets:	$2.56 Threshold	$2.69 Target	$2.82 Distinguished
Operational Goals (40%)
Operational target metrics for 2025 were set at challenging levels that corresponded to top quartile performance relative to industry standards. Distinguished performance levels were set to outpace the industry’s best-in-class performance.
2025 AIP Performance and Payout Determinations
The following table details the 2025 threshold, target, and distinguished or maximum performance goals, and the results achieved. The performance factor for 2025 AIP awards was calculated to be 133.62% of target for the NEOs.

	Performance Scale			Performance
AIP Metrics:	Threshold (50%)	Target (100%)	Distinguished (200%)	Actual Performance	as % of Target	Weighted Performance
Adjusted (non-GAAP) Operating EPS*	$2.56	$2.69	$2.82	$2.77	175.00%	105.00%
SAIDI	73	43	25	45	96.67%	14.50%
SAIFI	0.69	0.52	0.38	0.54	94.12%	14.12%
Customer Service	7.55	7.98	8.35	7.46	—%	—%
				Performance:		133.62%
The Company did not achieve the threshold level of performance on the customer satisfaction metric, in part due to external factors affecting customer sentiment, including concerns about higher electric bills. Although these factors influenced survey results, the Company continued to deliver reliable and high‑quality services throughout the year. As customer satisfaction remains a critical strategic priority for the Company, the Committee will review the design of this metric to ensure it remains rigorous, achievable, and aligned with the full customer experience.
AIP targets are set and expressed as a percentage of base salary. At the end of the year, the performance factor is calculated based on the weighted average of the actual results for each of the performance metrics. The final AIP award is calculated by multiplying the target award by the performance factor. Final awards can range from 0% to 200% of target.
There are no individual performance modifiers for Exelon’s executive officers, including the NEOs. However, the TMCC retains discretion to limit payout based on a holistic assessment of the Company’s operational and financial performance.
The following table shows actual AIP payout amounts awarded to Exelon’s NEOs. The award amounts shown for Messrs. Butler and Innocenzo reflect the TMCC’s exercise of negative discretion, resulting in a 5% reduction to their AIP payout. In determining this adjustment, the TMCC considered a holistic assessment of the Company’s annual performance, including operational and customer service outcomes, to further align pay results with Exelon’s strategic priorities.

46	2026 ׀ Exelon Proxy Statement

Compensation Discussion & Analysis (CD&A)

Name	AIP Target (% of Salary)	Dollar Value of AIP Target ($)	Performance Factor	Actual Award ($)
Butler[1]	150.00%	2,100,000	133.62%	2,665,719
Jones	100.00%	755,000	133.62%	1,008,831
Innocenzo[1]	100.00%	747,000	133.62%	948,234
Honorable	80.00%	544,000	133.62%	726,893
Glockner	80.00%	548,400	133.62%	732,772
(1)Messrs. Butler and Innocenzo received a 5% negative discretion applied to their overall AIP Award as detailed above. The performance factor prior to applying the negative adjustment was 133.62%.
Long-Term Incentive Program (LTIP)
LTIP Overview & Goal Setting Process
The TMCC grants long-term equity incentive awards annually at its first regular meeting each year. Once the total target equity incentive award is determined, the value is split between RSUs (33%) and performance shares (67%). RSUs vest ratably over three years and are not subject to performance metrics. RSUs receive dividend equivalents that are reinvested in additional units and remain subject to the same vesting conditions as the underlying awards.
2025 Changes
As disclosed in Exelon’s 2025 proxy statement, in February 2025, the TMCC approved a new Long Term Incentive Plan design. The TMCC believes the modified design and performance goals will more effectively support our long-term business and strategic goals. Additionally, the new design more closely aligns the long-term goals of the executive leadership team to the interests of our shareholders. The 2025 - 2027 LTIP awards will continue to be split between performance shares (67%) and restricted stock units (33%).
2025 - 2027 LTIP Metrics & Goal Weighting
Beginning with the 2025 - 2027 LTIP performance share award cycle, adjusted (non-GAAP) operating earnings per share* (EPS) replaced utility net income*. While EPS* is also included in the annual incentive plan, the TMCC recognized that the goals serve different purposes; the short-term EPS* measure reflects one-year performance, whereas the long term EPS* metric is cumulative over the three-year period, reinforcing sustained performance expectations without duplicating outcomes. The TMCC determined that adjusted (non-GAAP) operating EPS* was better aligned with Exelon’s external messaging with respect to earnings targets and equity strategy, and more closely reflected how the organization internally evaluates and drives executive performance.
The TMCC also approved eliminating the TSR modifier and incorporating TSR as a weighted metric. As part of this change, we transitioned to evaluating TSR relative to peers using a percentile-ranking methodology. Under this approach, target payout corresponds to the 50th-percentile TSR performance versus the custom comparator group, which reflects industry practice.
The TMCC determined this design is better aligned to prevalent practice and provided stronger accountability to shareholders as it will have a larger impact on the payout. Additionally, this new design simplifies the program, reflecting four metrics, which will each be equally weighted at 25% across four goals: adjusted (non-GAAP) operating EPS*, operating ROE*, Exelon CFO/Debt*, and relative TSR .

	Prior Design	NEW Design for 2025 - 2027

LTIP Metrics	•Exelon Net Income* - 33.3% •Operating ROE* - 33.3% •Exelon CFO/Debt* - 33.4%	•Adjusted (non-GAAP) Operating EPS* - 25% •Operating ROE* - 25% •Exelon CFO/Debt* - 25% •3-year TSR - 25%

Modifier	3-year TSR	None

TSR Comparators	PHLX Utility Index (UTY)	Custom comparator group

2026 ׀ Exelon Proxy Statement	47

Compensation Discussion & Analysis (CD&A)
TSR Comparator Group
Additionally, beginning with the 2025 - 2027 performance cycle, the TMCC approved changing the TSR comparator group from the PHLX Utility Index (UTY) to a custom comparator group comprised of 20 peer companies. A custom group allows Exelon to benchmark its TSR performance against companies of comparable size and business mix, with similar investor profiles and operating models. The TSR comparator group is selected based on the following criteria: (1) companies with a business mix predominantly consisting of regulated electric and/or gas operations, with no major renewable or generation assets; (2) a market capitalization greater than $10 billion; and (3) inclusion as a peer company in more than 50% of Exelon’s compensation benchmarking peer group. The relative TSR comparators for the 2025 - 2027 performance cycle are noted below:
Alliant Energy Corporation (LNT)
Ameren Corporation (AEE)
American Electric Power Company, Inc. (AEP)
CenterPoint Energy, Inc. (CNP)
CMS Energy Corporation (CMS)
Consolidated Edison, Inc. (ED)
Dominion Energy, Inc. (D)
DTE Energy Company (DTE)
Duke Energy Corporation (DUK)
Edison International (EIX)
Entergy Corporation (ETR)
Evergy, Inc. (EVRG)
Eversource Energy (ES)
FirstEnergy Corp. (FE)
NiSource Inc. (NI)
PPL Corporation (PPL)
Public Service Enterprise Group Incorporated (PEG)
Southern Company (SO)
WEC Energy Group, Inc. (WEC)
Xcel Energy Inc. (XEL)
LTIP Goal Setting and Rigor
Performance share targets are based on external commitments and performance scales aligned to industry standards. The TMCC used the following process to determine performance share award targets:
•Performance targets (including threshold, target, and distinguished levels) for each of the metrics are set in January or February of each performance cycle.
•The Company does not disclose actual three-year targets used in our performance share award cycles until each cycle has been completed. We feel it is important to safeguard the confidentiality of our long-term outlook on projected performance, especially in light of changes in our industry, with our peer companies, and the overall utility market. This supports the propriety of our long-standing disclosure practices to only issue public annual performance guidance as part of our financial disclosure policies.
•At the end of the three-year cycle, the performance factor is calculated based on the weighted average of the actual results for each of the performance metrics.
2023 - 2025 LTIP Performance
The performance metrics underlying the 2023 - 2025 performance share awards are listed below. To ensure adequate rigor for the financial targets applicable to the 2023 - 2025 performance share award cycle, targets were aligned to Exelon’s long-range business plan and external commitments.
•The 2023 - 2025 performance scale range for the Operating ROE* and Utility Net Income* metrics were based on setting threshold performance at 90% and distinguished performance at 110% of target, with target performance set in line with external commitments.
•Target performance for the Exelon CFO/Debt metric is intended to align performance with the expectations of credit rating agencies.

Metrics	Weight	Purpose

Operating ROE* Average operating ROE* weighted by year-end rate base.	33.3%	Measure of value created by utility businesses. Aligned with our strategy to invest in our utilities where we can earn an appropriate return.
Utility Net Income* Aggregate Exelon adjusted (non-GAAP) operating earnings*, including Corporate	33.3%	Measures financial performance of the utilities. Aligned with our strategy to grow our regulated utility business.
Exelon CFO/Debt* Ratio of cash from operations to total debt.	33.4%	Key ratio for determining our credit rating and thereby our access to capital. Aligned with our strategy to generate free cash and reduce debt.

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Compensation Discussion & Analysis (CD&A)
The following table details the threshold, target, and distinguished (or maximum) performance goals, and the results achieved for the 2023 – 2025 performance cycle.

	Performance Scale
LTIP (3-yr) Metrics:	Threshold (50%)	Target (100%)	Distinguished (150%)	Final Plan Performance	Performance as % of Target	Weighted Performance
Operating ROE*	8.4%	9.3%	10.2%	9.4%	105.56%	35.15%
Utility Net Income* ($M)	$6,883	$7,648	$8,413	$7,684	102.35%	34.08%
Exelon CFO/Debt* (%)	12.0%	13.5%	15%	13.6%	103.33%	34.51%
				2023– 2025 Performance Factor		103.75%
The performance factor is subject to a TSR modifier that compares Exelon’s performance relative to the performance of the PHLX Utility Sector Index (UTY) on a point-by-point basis for the full three-year performance cycle. The TSR modifier is calculated by subtracting the TSR of the UTY over the same performance period from Exelon’s TSR for the period. The final factor is calculated by multiplying the performance factor x (100% + TSR Modifier). The final factor is applied to the individual’s target equity incentive award to determine the final award.
For the 2023 - 2025 LTIP, the TMCC approved a payout of 87.35%, based on 2023 - 2025 performance and the application of a negative TSR modifier.

2023 - 2025 Exelon TSR	12.79%
2023 - 2025 UTY TSR	–	28.60%
TSR Modifier:	(15.80%)

Performance Factor	x	(100% + TSR Modifier)	=	Overall Award Payout
103.75%	x	(100% - 15.80%)	=	87.35%
2023 - 2025 LTIP Payout Determinations
The following table shows how the payout formula was calculated and actual performance share amounts awarded for 2023 - 2025 as determined by the TMCC.
Pursuant to the terms of the long-term incentive program, performance share award payouts are settled in the form of 50% shares of Exelon common stock and 50% in cash, unless participants have achieved 200% or more of their stock ownership requirement as of the measurement date of June 30, 2025, in which case performance share award payouts are settled 100% in cash. Beginning with the 2024 - 2026 performance share cycle, all performance share awards will be paid out in shares, regardless of stock ownership levels.

NEO	Target Performance Share Award	Overall Award Payout	Final Award (# shares)	Award Value[1] ($)
Butler	128,169	87.35%	111,956	4,915,971
Jones	28,278	87.35%	24,701	1,084,614
Innocenzo	13,228	87.35%	11,555	507,365
Honorable[2]	—	—%	—	—
Glockner	22,750	87.35%	19,872	872,585
(1)Award values calculated based on Exelon’s closing stock price on February 2, 2026 of $43.91.
(2)Ms. Honorable was not eligible to receive LTI awards in 2023 because she joined the Company in September 2023.

2026 ׀ Exelon Proxy Statement	49

Compensation Discussion & Analysis (CD&A)
Other Benefits
We provide limited perquisites to our executive officers, consistent with the Company’s goal of providing market-based compensation and benefits. The TMCC has approved the following perquisites:
•Limited tax assistance is provided when: employees are required to relocate; work outside their state of home residence and encounter double taxation in states and localities where tax credits are not permitted in home state tax filings; and travel and lodging is required of certain executives in connection with regulatory requirements in connection with the Company’s 2016 acquisition of Pepco Holdings, Inc.
•Transportation related benefits including limited personal use of corporate aircraft for certain executives, including spouse, domestic partner, other family members, or guests. These benefits allow certain of our executives to perform job duties in a safe and secure environment, and promotes effective use of their time. Personal use of corporate aircraft by all executives is subject to approval by the CEO in accordance with the corporate aviation policy. With respect to the CEO’s usage of the corporate aircraft, the Committee approves an annual jet usage cap. Starting in 2024, the Committee approved an annual corporate jet usage cap for Mr. Butler of the lesser of 100 hours and $300,000 of aggregate incremental cost.
Exelon also offers Company cars and driver services for NEOs and certain other officers, enabling the effective performance of their duties among the Company’s various offices and facilities. Certain NEOs are also entitled to limited personal use of the Company’s cars and drivers, including for purposes of commuting to work locations.
•Travel and lodging benefits provided to certain executives pursuant to regulatory commitments in connection with the Company’s 2016 acquisition of Pepco Holdings, Inc.
~~•~~Personal use of corporate-leased skyboxes for cultural, entertainment, or sporting events is provided to certain executives.
•Personal financial planning services and physical examinations.
•Bring Your Own Device (BYOD) benefit provides a stipend toward personal mobile device plans.
•Relocation benefits pursuant to Exelon’s relocation benefits program for management-level employees (Relocation Program). The Relocation Program enables Exelon to attract and retain top talent and to select new executive hires from the broadest possible pool of qualified candidates both externally and internally across Exelon’s geographic footprint. Providing comprehensive relocation support ensures that executives can transition seamlessly into their new roles, allowing them to focus on strategic leadership and driving long-term shareholder value.
•Executive protection is provided to Exelon’s executive officers based on periodic, individualized risk assessments. Depending on the assessed level of risk, the Company may provide home security enhancements or personal security services to ensure the safety of our executives.
Stock Ownership and Trading Requirements
To strengthen the alignment of executive interests with those of shareholders, executives at the vice president level or above are required to own certain multiples of base salary of Exelon common stock within five years of the date of hiring or promotion to a new position. The table below reflects stock ownership as of the annual measurement date of June 30, 2025. For additional details about NEO stock ownership, please see the Beneficial Ownership Table.

The following types of ownership count toward meeting the stock ownership guidelines: restricted shares and restricted stock units (RSUs); shares held in the Exelon Corporation Deferred Compensation Plan, dividend reinvestment plan, and/or Employee Savings Plan; and common shares beneficially owned directly or indirectly, including shares held in trust. Shares underlying performance share awards do not count toward the stock ownership requirement.
As of June 30, 2025
NEO	Required Ownership	Actual Ownership
Butler	6x	11.4x
Jones	3x	4.7x
Innocenzo	3x	7.0x
Honorable[1]	3x	1.6x
Glockner	3x	5.3x

(1)Ms. Honorable joined the Company in September 2023 and was promoted to Chief Legal Officer in January 2025. Ms. Honorable is on track to meet the stock ownership requirement within five years from her promotion.
Insider Trading Policies and Policies on Hedging and Pledging
Exelon’s insider trading policy sets forth policies and procedures governing the purchase, sale, and other dispositions of Exelon’s securities. The policy applies to all Exelon personnel, including directors, officers, employees, and certain of their related persons (including certain of their family members and legal entities that they control) (covered persons). If a covered person has material

50	2026 ׀ Exelon Proxy Statement

Compensation Discussion & Analysis (CD&A)
nonpublic information relating to Exelon, it is the Company’s policy that neither that person nor any related person may disclose such information to others or buy, sell, gift, or recommend securities of the Company. Our insider trading policy includes provisions that prohibit covered persons from engaging in short sales, put or call options, hedging transactions, pledging, or other derivative transactions involving Exelon stock. The policy also imposes trading windows and pre-clearance requirements on directors and certain employees, including executives. Exelon also follows procedures for the sale or repurchase of its own securities.
We believe our insider trading policy and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the Nasdaq listing standards. A copy of the Exelon Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025.
Timing of Equity Grants
Equity awards are discretionary and are generally granted to our NEOs and other officers at the first regular meeting of the TMCC each year. In certain circumstances, including the hiring or promotion of an officer, the TMCC may approve grants to be effective at other times. Exelon does not currently grant stock options to its employees and has not issued any stock options since 2012.
Eligible employees, including our named executive officers, may voluntarily enroll in the employee stock purchase plan (ESPP) to purchase shares at a discount using payroll deductions accumulated during the prior three-month period. Purchase dates under the ESPP are generally the last trading day of each quarter.
The TMCC did not take material nonpublic information into account when determining the timing and terms of equity awards in 2025, and Exelon does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Recoupment of Compensation
Discretionary Clawback Policy
The Board of Directors’ Clawback Policy provides discretionary ability to claw back incentive compensation when deemed appropriate in the event of a financial restatement or a significant financial loss or serious reputational harm.
Financial Restatement: Under the current policy, the Board will recoup incentive compensation if it determines that (a) the incentive compensation was based on the achievement of financial or other results that were subsequently restated or corrected, (b) the incentive plan participant engaged in misconduct that caused or contributed to the need for restatement or correction, (c) a lower incentive plan award would have been made to the participant based on the restated or corrected results, and (d) recoupment is not precluded by applicable law or employment agreements.
Financial Loss or Reputational Harm: The Board or the TMCC may also seek to recoup incentive compensation paid or payable to current or former incentive plan participants if, in its sole discretion, the Board or TMCC determines that the current or former incentive plan participant breached a restrictive covenant or engaged or participated in misconduct or intentional or reckless acts or omissions or serious neglect of responsibilities that caused or contributed to a significant financial loss or serious reputational harm to Exelon or its subsidiaries regardless of whether a financial statement restatement or correction of incentive plan results was required, and recoupment is not precluded by applicable law or employment agreements.
Mandatory Financial Restatement Compensation Recoupment Policy
The Board’s Financial Restatement Compensation Recoupment Policy, which complies with Nasdaq listing standards and SEC rules, provides for the mandatory recoupment of certain incentive-based compensation awarded to current and former executive officers, in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under federal securities laws. Under the policy, if the incentive-based compensation received by an executive exceeds the amount of incentive-based compensation that otherwise would have been received had it been calculated based on the restated amounts, the Company will recoup such erroneously awarded compensation.

2026 ׀ Exelon Proxy Statement	51

Compensation Discussion & Analysis (CD&A)
Peer Group Used for Benchmarking 2025 Executive Compensation
The Company uses a blended peer group for assessing our executive compensation program that consists of two subgroups: energy services peers and general industry peers. The peer group is more heavily weighted in energy services companies that are comparable in business, size, and complexity to Exelon. We use a blended peer group because Exelon’s market for attracting talent includes general industry peers. Exelon evaluates its peer group on an annual basis and adjusts for changes with our energy and general industry peers when needed.
The 2025 compensation peer group is comprised of thirteen energy services companies and five general industry companies.

Energy Services Peers[1]	Ticker	2024 Revenue ($ in M)	% of Revenue Outside of U.S.	Market Cap[2] ($ in M)	Capital Intensity[3]
American Electric Power Co.	AEP	$19,721	0%	$55,428	5.2
Consolidated Edison, Inc.	ED	$15,256	0%	$36,156	4.6
Dominion Energy, Inc.	D	$14,459	0%	$48,200	7.1
Duke Energy Corp.	DUK	$29,934	0%	$91,716	6.2
Edison International	EIX	$17,599	0%	$19,854	4.9
Entergy Corp.	ETR	$11,880	0%	$35,806	5.5
Eversource Energy	ES	$11,901	0%	$23,373	5.0
Exelon Corp.	EXC	$23,028	0%	$43,834	4.7
FirstEnergy Corp.	FE	$13,472	0%	$23,236	3.9
NextEra Energy, Inc.	NEE	$24,753	0%	$142,910	7.7
PG&E Corp.	PCG	$24,419	0%	$30,636	5.5
Sempra Energy	SRE	$13,185	12%	$49,415	7.3
The Southern Company	SO	$26,724	0%	$100,926	5.4
Xcel Energy	XEL	$13,441	0%	$39,277	5.2
General Industry Peers[1]
International Paper Company	IP	$28,200	12%	$24,722	1.2
Eaton Corp.	ETN	$24,878	39%	$139,690	1.5
Occidental Petroleum Corp.	OXY	$26,725	11%	$41,343	3.2
Union Pacific Corp.	UNP	$24,250	12%	$137,467	2.8
Waste Management Services	WM	$22,063	4%	$92,062	2.0
(1)All data in the above table represents information utilized by the TMCC for their most recent annual review of the peer group.
(2)Market capitalization is as of June 30th, 2025.
(3)Capital intensity is calculated as assets divided by revenue.
Based on publicly available information available as of June 30, 2025, Exelon’s revenues were in the 56th percentile and Exelon’s market capitalization was in the 49th percentile relative to the peer group.
Independent Compensation Consultant
The TMCC engaged the services of Willis Towers Watson (WTW) as its independent compensation consultant during 2025. WTW provided advice and counsel on executive and director compensation matters and provided information and advice regarding market trends, competitive compensation programs, and strategies. WTW also provided services to the CGC relating to non-employee director compensation. In connection with performing these services, WTW reported directly to the Committees, as appropriate. A representative of WTW regularly attended TMCC meetings and communicated with the TMCC Chair between meetings.
Annual Independence Evaluation
The TMCC annually reviews the compensation, performance, and independence of its compensation consultant and approves the firm’s fees and other retention terms related to executive compensation services. The total direct fees invoiced for executive compensation services in 2025 were $336,948. In addition to these services, WTW collected aggregate direct fees of $4,849,963 for services to the Company within the Retirement and Health & Benefits business segment. The non-executive compensation

52	2026 ׀ Exelon Proxy Statement

Compensation Discussion & Analysis (CD&A)
services were recommended and approved by Exelon management. The TMCC has made an assessment under the factors set forth in the Nasdaq rules and concluded that WTW is independent and that WTW’s work for the TMCC does not raise any conflicts of interest.
Risk Management Assessment of Compensation Policies and Practices
The TMCC periodically reviews Exelon’s compensation policies and practices as they relate to the Company’s risk management practices and risk-taking incentives. In 2025, the independent compensation consultant, WTW, assessed and validated that the controls in place continued to mitigate incentive compensation risks. Following this assessment, the TMCC believes that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on Exelon. In this regard, the TMCC considered the following compensation program features, which balance the degree of risk taking:
•The AIP includes multiple incentive performance measures with a balance of financial and non-financial metrics
•Long-term incentives include multiple vehicles and performance metrics and three-year overlapping performance periods that are aligned with long-term stock ownership requirements
•Incentive metrics, performance goals, and capital allocation require multiple approval levels and oversight
•Total compensation pay mix includes effective and market aligned balance of short-and long-term incentive compensation elements
•Incentive compensation is balanced by formulaic and discretionary funding
•Short-and long-term incentive awards contain award caps
•Reasonable change-in-control and severance benefits are within common market norms
•Consistent and meaningful stock ownership requirements create sustained and consistent ownership stakes
Talent Management and Compensation Committee Report
The Talent Management and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on such review and discussion, the Committee recommended the Board approve the Compensation Discussion and Analysis be included in the 2026 Proxy Statement.
THE TALENT MANAGEMENT AND COMPENSATION COMMITTEE
Marjorie Rodgers Cheshire, Chair
Paul Bowers
Charisse Lillie
Anna Richo

2026 ׀ Exelon Proxy Statement	53

Compensation Discussion & Analysis (CD&A)
Executive Compensation Tables
Summary Compensation Table

	Year	Salary[1] ($)	Bonus ($)	Stock Awards[2] ($)	Non-Equity Incentive Plan Compensation[3] ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings[4] ($)	All Other Compensation[5] ($)	Total ($)
Calvin G. Butler Jr. President and Chief Executive Officer	2025	1,379,000		10,900,024	2,665,719	400,595	256,567	15,601,905
	2024	1,281,033	—	9,169,052	2,639,885	363,766	1,209,189	14,662,925
	2023	1,244,271	—	7,951,800	2,265,900	320,832	483,917	12,266,720
Jeanne Jones Executive Vice President and Chief Finance Officer, Audit and Risk	2025	749,060	—	2,500,033	1,008,831	180,755	70,701	4,509,381
	2024	714,645	—	1,858,954	889,510	157,667	51,912	3,672,688
	2023	671,306	—	1,754,412	787,756	140,314	108,216	3,462,004
Michael Innocenzo[6] Executive Vice President, Chief Operating Officer	2025	735,375		2,750,050	948,234	305,795	51,159	4,790,614
	2024	653,820	—	1,703,573	756,130	256,576	54,442	3,424,542
Colette Honorable[7] Executive Vice President, Chief Legal Officer, Compliance and Corporate Secretary	2025	668,375		1,700,025	726,893	—	102,848	3,198,141
David Glockner Former Executive Vice President, Compliance, Audit and Risk	2025	681,727		1,420,031	732,772	—	110,473	2,945,003
	2024	661,823	—	1,370,561	727,336	—	102,150	2,861,870
	2023	641,510	—	1,411,477	669,149	—	93,186	2,815,322
(1)The reported salary amounts in any year may differ from the annual base salary amount reported due to the timing of payroll periods and/or the effective date of a change in base salary.
(2)The amounts shown include the aggregate grant date fair value of restricted stock unit and performance share awards granted in 2025. The grant date fair values of the stock awards have been computed in accordance with FASB ASC Topic 718 using the assumptions described in Note 20 of the Combined Notes to Consolidated Financial Statements included in Exelon’s 2025 Annual Report on Form 10-K.
The 2025 - 2027 performance share award component of the stock award values depicted above are subject to performance conditions and the grant date fair value assumes the achievement of the target level of performance. The below table shows the grant date fair value for the 2025 - 2027 performance share awards based on achieving target and maximum performance:

	Performance Share Award Grant Date Fair Value ($)
	At Target	At Maximum
Butler	7,303,006	14,606,013
Jones	1,675,001	3,350,002
Innocenzo	1,842,539	3,685,079
Honorable	1,139,023	2,278,046
Glockner	951,407	1,902,814
(3)The amounts shown represent payments made pursuant to the 2025 Annual Incentive Plan (AIP).
(4)The amounts shown in this column represent the change in the year over year value of each NEO's accrued benefit (if any) in Exelon's defined benefit pension plans. None of the NEOs had above-market earnings in a non-qualified deferred compensation account in 2025.

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Compensation Discussion & Analysis (CD&A)
(5)All Other Compensation:
The following table describes the incremental cost of other benefits provided in 2025.

Name	Perquisites(a) ($)	Reimbursement for Income Taxes(b) ($)	Company Contributions to Savings Plans(c) ($)	Company Paid Long-Term Disability Insurance Premiums(d) ($)	Total ($)
Butler	197,843		55,024	3,700	256,567
Jones	39,838	1,346	26,148	3,369	70,701
Innocenzo	17,536		29,033	4,590	51,159
Honorable	25,407		76,289	1,152	102,848
Glockner	21,135		83,191	6,147	110,473
(a)Amounts reported for personal benefits provided to NEOs include certain perquisites as detailed below:
Personal use of corporate aircraft - Amounts reported for the personal use of corporate aircraft are based on the aggregate incremental cost to Exelon and are calculated using the hourly incremental cost for flight services, including federal excise taxes, fuel charges, and domestic segment fees. Amounts include any repositioning flights associated with personal use of corporate aircraft. For 2025, the amount for Mr. Butler was $141,244, which is within the annual corporate jet usage cap of the lesser of 100 hours and $300,000 in aggregate incremental cost set by the TMCC.
Car and driver services - Exelon provides Company cars and driver services for NEOs and other officers enabling the performance of duties among the Company’s various offices and facilities. Certain executive officers are also entitled to limited personal use of the Company’s cars and drivers including commuting to work locations. For 2025, the costs reported for Mr. Butler and Mses. Jones and Honorable represent estimated incremental costs per trip based upon average labor cost and mileage, trip duration, fuel costs and traveled miles.
Financial planning - Annual financial planning allowance up to $16,840 for each executive officer.
Health benefits - NEOs and executive officers may use Company-identified medical providers for comprehensive physical examinations and related medical testing.
Bring Your Own Device (BYOD) - Exelon’s BYOD policy offers a monthly stipend for personal mobile plans to eligible employees.
Event tickets - Executives are permitted to use the corporate-leased boxes for cultural, entertainment, or sporting events. For 2025, the incremental cost associated with such use, including food and parking, are included for Mr. Butler and Ms. Jones.
Security - Exelon provides personal security protection for certain executive officers when the Company determines such protection is appropriate. The incremental cost of personal security provided to Mr. Butler and Mses. Jones and Honorable during 2025 is included.
(b)Exelon provides reimbursements of certain tax obligations. For Ms. Jones, the amount relates to benefits provided in compliance with a state public service commission requirements to maintain her principal workplace in the District of Columbia pursuant to a regulatory order issued in 2016 in connection with the approval of the acquisition of Pepco Holdings Inc. Pursuant to this regulatory obligation, Exelon provides travel and lodging benefits to the executives covered.
(c)Each of the NEOs are eligible to participate in the Company’s 401(k) and Deferred Compensation Plans. Amounts reported represent Company matching and automatic Company contributions to the NEOs’ 401(k) accounts and/or Deferred Compensation Plans.
(d)Exelon provides long-term disability insurance to all employees, including NEOs. The values shown in this column include the premiums paid during 2025 for supplemental long-term disability insurance over and above the basic coverage provided to all employees.
(6)Mr. Innocenzo was not an NEO for 2023.
(7)Ms. Honorable was not an NEO for 2024 or 2023.

2026 ׀ Exelon Proxy Statement	55

Compensation Discussion & Analysis (CD&A)
Grants of Plan-Based Awards
The following table presents equity awards (pursuant to the 2020 Long-Term Incentive Plan) and cash awards (pursuant to the 2025 Annual Incentive Plan) granted during fiscal year 2025.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units[3] (#)	Grant Date Fair Value of Stock and Option Awards[4] ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Butler	02/03/25	105,000	2,100,000	4,200,000
	02/03/25							88,662	3,597,017
	02/03/25				21,506	172,050	344,100		7,303,006
Jones	02/03/25	37,750	755,000	1,510,000
	02/03/25							20,336	825,032
	02/03/25				4,933	39,461	78,922		1,675,001
Innocenzo	02/03/25	37,350	747,000	1,494,000
	02/03/25							22,369	907,510
	02/03/25				5,426	43,408	86,816		1,842,539
Honorable	02/03/25	27,200	544,000	1,088,000
	02/03/25							13,828	561,002
	02/03/25				3,354	26,834	53,668		1,139,023
Glockner	02/03/25	27,420	548,400	1,096,800
	02/03/25							11,551	468,624
	02/03/25				2,802	22,414	44,828		951,407
(1)All NEOs have AIP target opportunities based on a fixed percentage of their respective base salaries. Under the terms of the AIP, threshold performance earns 50% of the respective target, while performance at target earns 100% of the respective target and the maximum payout is capped at 200% of target. The possible payout at threshold for AIP shown in the table was calculated at 5% of target, which is 50% performance on the lowest weighted AIP performance metric, and assumes performance for all other performance metrics is below threshold.
For additional information about the terms of these programs, refer to the Compensation Discussion and Analysis (CD&A).
(2)NEOs have a long-term performance share target opportunity that is a fixed number of performance shares commensurate with the officer’s position. The possible payout at threshold for performance share awards was calculated at 12.50% of target, which is 50% performance on the lowest weighted long-term performance share metric. The maximum possible payout for performance shares was calculated at 200% of target. For additional information about the terms of this program, refer to the CD&A.
(3)Reflects the number of restricted stock units granted during 2025, the first third of which will vest in 2026, the second third of which will vest in 2027, and the final third of which will vest in 2028.
(4)Shows the grant date fair value, calculated in accordance with FASB ASC Topic 718, of the performance share awards and restricted stock units granted to each NEO during 2025. Fair value of performance share awards is based on an estimated payout of 100% of target.

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Compensation Discussion & Analysis (CD&A)
Outstanding Equity Awards at Year End
The following table provides information regarding outstanding equity awards held by the NEOs as of December 31, 2025. Unless otherwise specified, market value for stock awards is determined by multiplying the number of shares by the closing price of Exelon common stock on December 31, 2025 of $43.59.

	Stock Awards
	(a)	(b)	(c)	(d)
Name	Number of Shares or Units of Stock That Have Not Yet Vested[1] (#)	Market Value of Shares or Units of Stock That Have Not Yet Vested[2] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested[3] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested[4] ($)
Butler	291,440	12,703,865	358,802	15,640,180
Jones	63,959	2,787,956	77,493	3,377,936
Innocenzo	48,680	2,121,954	77,601	3,382,625
Honorable	22,085	962,694	49,664	2,164,874
Glockner	45,595	1,987,500	50,206	2,188,494
(1)The amount shown in column (a) includes performance share awards granted in 2023, which were subject to a three-year performance period that ended on December 31, 2025, and vested on February 2, 2026, with an approved payout of 87.35%.
The amount shown also includes the following tranches of unvested restricted stock unit (RSU) awards: the final third of an award granted in January 2023; two-thirds of an award granted in January 2024; and the full award granted on February 3, 2025. All RSU awards accrue additional units through automatic dividend reinvestment subject to the vesting requirement applicable to the underlying award.
(2)The value of the awards in column (b) is determined by multiplying the number of shares or units in column (a) by the closing price of Company stock on December 31, 2025 of $43.59.
(3)The amount in column (c) reflects the target number of performance shares granted under the LTIP in 2024 (for the performance period ending on December 31, 2026) and 2025 (for the performance period ending on December 31, 2027). The ultimate number of shares earned, if any, will be based on the actual performance results at the end of each respective performance period with final awards vesting in January/February 2027 for the 2024 - 2026 cycle and January/February 2028 for the 2025 - 2027 cycle.
(4)The value of the awards in column (d) is determined by multiplying the number of shares or units in column (c) by the closing price of Company stock on December 31, 2025 of $43.59.
Option Exercises and Stock Vested
The following table provides information on RSU and performance share awards that vested during fiscal year 2025. No stock option awards are outstanding and no stock options were exercised in 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting[1] (#)	Value Realized on Vesting[2] ($)
Butler	104,323	4,232,403
Jones	19,197	778,831
Innocenzo	20,986	851,393
Honorable	3,734	151,478
Glockner	31,171	1,264,599
(1)Share amounts are composed of the 2022 - 2024 performance share awards and the following tranches of prior RSU awards that vested on February 3, 2025: the final third of the RSU awards granted in 2022, the second third of the RSU awards granted in 2023, and the first third of the RSU awards granted in 2024.
(2)The value of the awards is determined by multiplying the number of shares that vested by the market value of the underlying shares as of the close of business on the date the applicable shares vested.

2026 ׀ Exelon Proxy Statement	57

Compensation Discussion & Analysis (CD&A)
Pension Benefits
The Exelon Corporation Cash Balance Pension Plan (CBPP) under the Exelon Corporation Retirement Program is a defined benefit pension plan covering eligible management employees hired prior to February 1, 2018. The CBPP is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code. Eligible NEOs and other employees who participate in the CBPP also participate in the Exelon Corporation Supplemental Management Retirement Plan (SMRP), a non-qualified pension plan that supplements benefits provided under the CBPP to the extent participants’ annual compensation or benefits exceed the limits imposed on the CBPP under the Internal Revenue Code.
Messrs. Butler and Innocenzo and Ms. Jones participate in the CBPP and SMRP. Due to their dates of hire, Ms. Honorable and Mr. Glockner do not participate in the defined benefit pension plans.
Cash Balance Pension Plan (CBPP)
Under the CBPP, a notional account is established for each participant, and the account balance grows as a result of annual benefit credits and annual investment credits. NEO participants in the CBPP currently accrue an annual benefit credit ranging from 7.0% to 10.5% (depending on length of service) of base salary and annual incentive award, and an annual investment credit based on the third segment spot rate of interest on long-term investment grade corporate bonds for the month of November of the year credited (subject to a 4% minimum). Accrued benefits vest after three years of service, without reduction due to age, and are payable in an annuity or a lump sum at any time following termination of employment.
Supplemental Management Retirement Plan (SMRP)
Under the SMRP, participants are credited with the additional amount of benefit and investment credits they would have earned under the CBPP but for the application of the Internal Revenue Code limits. Like the CBPP, the SMRP offers a lump sum as an optional form of payment. The SMRP also provides a benefit based on the amount of FICA taxes (and, in certain situations, a state income tax differential) imposed on the participant’s SMRP benefits. This benefit is intended to equalize the after-tax treatment of participants’ qualified and non-qualified pension benefits and is provided to all participants in the SMRP.
The lump sum value of the benefits earned under the SMRP is shown below separately from the lump sum value of the benefits earned under the CBPP. Exelon does not grant additional years of credited service to executives under the SMRP for any period in which services are not actually performed, except that up to two years of service credits may be provided upon a qualifying termination of employment under severance. The amount of the change in the pension value for each of the participating NEOs is included in the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column of the Summary Compensation Table.
The following table shows the present value of each participating NEO’s accrued pension benefit (if any) under the CBPP and SMRP, which is the participating NEO’s vested account balance without reduction due to age.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During last FY ($)
Butler	Cash Balance Pension Plan	17.91	531,691	—
	Supplemental Management Retirement Plan[2]	17.91	1,835,130	—
Jones	Cash Balance Pension Plan	18.41	508,273	—
	Supplemental Management Retirement Plan[2]	18.41	499,749	—
Innocenzo	Cash Balance Pension Plan[3]	37.55	1,734,955	—
	Supplemental Management Retirement Plan	37.55	1,147,598	—
Honorable[1]	Cash Balance Pension Plan	—	—	—
	Supplemental Management Retirement Plan	—	—	—
Glockner[1]	Cash Balance Pension Plan	—	—	—
	Supplemental Management Retirement Plan[2]	—	—	—
(1)Due to their dates of hire, Ms. Honorable and Mr. Glockner do not participate in the defined benefit pension plans.
(2)The SMRP pension values do not include the value of the FICA (and state income) tax equalization benefits described in the SMRP plan description above, as these benefits are not known until the date of retirement.
(3)A small portion of Mr. Innocenzo’s Cash Balance Pension Plan benefit is associated with a converted prior plan benefit that is eligible for minimum investment crediting that may be larger than the plan's ongoing investment credits, if interest rates decline in the future.

58	2026 ׀ Exelon Proxy Statement

Compensation Discussion & Analysis (CD&A)
Deferred Compensation Programs
Exelon Corporation Employee Savings Plan
The Exelon Corporation Employee Savings Plan (ESP) is a defined contribution plan intended to be tax-qualified under Section 401(a) of the Internal Revenue Code. Exelon maintains the ESP to attract and retain qualified employees, including the NEOs, and encourage retirement savings. The ESP generally provides the opportunity for participants, including NEOs, to direct pre-tax, after-tax, and Roth payroll contributions, which may be supplemented by Company matching and variable contributions, in each case subject to Internal Revenue Code limits and additional limits imposed by the terms of the ESP plan document.
All of the NEOs participate in the ESP. In addition, Ms. Honorable and Mr. Glockner, who are not eligible to participate in the CBPP, receive an annual automatic Company 401(k) contribution equal to 4% of base salary and annual incentive award. Contributions to the ESP are invested in participant-selected investment funds, which may include the Exelon Corporation Stock Fund. Distributions are payable pursuant to participant-selected elections after termination of employment. Prior to termination of employment, in-service “hardship” withdrawals, distributions, or loans are permitted in limited circumstances.
Exelon Corporation Deferred Compensation Plan
The Exelon Corporation Deferred Compensation Plan (DCP) is a non-qualified plan that permits ESP participants, including NEOs, who reach a statutory limit under the ESP during the year, to have payroll contributions and Company contributions credited to individual notional accounts in accordance with elections filed by the applicable deadline under Section 409A of the Internal Revenue Code. DCP participants may select from notional investment options consisting of investment fund benchmarks that are substantially the same as funds available through the ESP. Distributions from the DCP are generally payable upon termination of employment in connection with participants’ prior distribution elections. Deferred amounts represent unfunded, unsecured obligations of the Company.
The following table shows the DCP contributions, earnings, withdrawals/distributions, and aggregate balance of each participating NEO.

Name	Executive Contributions in last FY1 ($)	Registrant Contributions in last FY2 ($)	Aggregate Earnings in last FY3 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at last FYE[4] ($)
Butler	233,333	40,868	137,847	—	1,385,775
Jones	29,885	11,992	2,555	—	44,432
Innocenzo	56,025	14,845	272,494	—	2,099,722
Honorable	15,583	48,332	10,709	—	97,291
Glockner	34,275	55,362	138,452	—	609,964
(1)The amounts shown are included in the Salary column of the Summary Compensation Table.
(2)The amounts shown are included in the All Other Compensation column of the Summary Compensation Table.
(3)The amount shown under aggregate earnings reflects the NEO’s notional gain or loss based upon the individual allocation of his or her notional account balance to the basket of investment fund benchmarks. These gains or losses do not represent current income to the NEO and have not been included in any of the compensation tables shown above because the plan does not provide for above market earnings.
(4)The amounts shown include amounts deferred in prior years and reported as compensation in the Summary Compensation Table through 2024: $735,974 for Mr. Butler, $62,903 for Mr. Innocenzo, $235,091 for Mr. Glockner. Ms. Jones did not participate in the DCP prior to 2025.
Potential Payments upon Termination With or Without a Change in Control
The following is a summary setting forth potential payments payable to our NEOs under Exelon’s compensation programs in the event of termination of employment or a change in control of Exelon. All of Exelon’s NEOs are employed at will, and there are no “single trigger” payments that would be made available to any of the NEOs upon a change in control of Exelon.
The amounts shown in the below Potential Payments Upon Termination or Change in Control Table assume that such termination was effective as of December 31, 2025. Therefore, they include amounts earned through such time and are estimates of the amounts that would be paid out to the NEOs (or their beneficiaries) upon their termination. Due to the number of factors that may affect the nature and amount of any benefits provided upon the events discussed below (such as the timing during the year of any such event, the price of our common stock and the NEO’s age), any actual amounts paid or distributed may be different. The value of unvested equity awards is based on Exelon’s closing stock price on December 31, 2025 of $43.59.

2026 ׀ Exelon Proxy Statement	59

Compensation Discussion & Analysis (CD&A)
These payments and benefits are in addition to the present value of the accumulated benefits from the NEOs’ qualified and non-qualified pension plans shown in the table within the above Pension Benefit section and the aggregate balance due to each NEO shown in the table within the above Deferred Compensation Programs section.
Mr. Glockner ceased serving as the Executive Vice President, Compliance, Audit and Risk on January 1, 2026. Thus, as permitted by SEC rules, the only scenario that is presented for him is an involuntary termination without cause.
Payments Made Upon Any Termination
Regardless of the manner in which our NEO’s employment terminates, the executive is entitled to receive amounts earned during his or her term of employment. Such amounts include:

Base Salary	Earned but unpaid salary through date of separation to be paid on the normal schedule.
Deferred Compensation	Amounts accrued and vested under the Company’s 401(k) and Non-Qualified Deferred Compensation Plans.
Retiree Health (if eligible)
Executives who were hired prior to January 1, 2018, and attained age 40 prior to January 1, 2021 are eligible for retiree health coverage if: (i) as of the date of separation, they have at least 10 years of service after the age of 45; or (ii) they separate from service under the SMSP and, as of the last day of their severance period, they are at least age 50 with 10 years of service. Executives hired on or after January 1, 2018 are not eligible for retiree health coverage.

Voluntary Termination; Involuntary Termination with Cause
In the event an NEO resigns (i.e., a voluntary termination before retirement eligibility) or is terminated for cause, his or her annual incentive award, unvested RSUs, and performance share awards are forfeited. They remain eligible for the benefits noted above as available under any termination scenario but no additional benefits are provided.
Other Termination Scenarios
The chart below summarizes potential payments payable to our NEOs or benefits they are eligible to receive under Exelon’s compensation and benefits in the event of termination of employment or a change in control of Exelon - specifically upon retirement, death, disability, involuntary termination without cause, resignation with good reason, or a termination in connection with or upon a change in control of Exelon.

	Retirement[4]	Death	Disability	Involuntary Termination without Cause; Resignation with Good Reason[5]	Termination in Connection with Change in Control[6]
AIP[1]	Prorated for portion of year worked	Prorated for portion of year worked	Prorated for portion of year worked	Prorated for portion of year worked	Prorated for portion of year worked
RSU	•Prior year awards vest as of date of separation. •Current year awards vest if retired after June 30. Otherwise, award will forfeit.	All awards vest as of date of separation.	All awards vest as of date of separation (typically, one year after start of long-term disability.)
If at least age 55 with 10 or more years of service, all awards vest as of date of separation. Otherwise, all awards are prorated based on days active in 3-year vesting cycle less what has already been paid.
All awards vest as of date of separation.

60	2026 ׀ Exelon Proxy Statement

Compensation Discussion & Analysis (CD&A)

PSU[2]	Prior year awards vest and the current year award is prorated based on days active in the year of retirement.	Prior year awards vest and the current year award is prorated based on days active in the year death occurs.	Prior year awards vest and the current year award is prorated based on days active in the year of termination.
If at least age 55 and 10 or more years of service, prior year awards vest and the current year award is prorated based on days worked in the year of termination. Otherwise, all awards prorated based on days worked in 3-year performance cycle.
All awards vest as of date of separation.
Perquisites and Other Benefits	Financial planning services for 12 months	Life insurance benefit paid by third party	•Long-term disability benefits paid by third party •Life and health insurance coverage continues at active rate until pension payments begin or end of group Long-Term Disability payments
•Life and medical coverage continues during the severance pay period on the same terms and conditions applicable to active employees. Subsidized dental and executive long-term disability coverage will also continue.
•If eligible, up to 24 months of severance period can be credited towards service and severance pay is included for determining SMRP benefit.
•Outplacement and financial planning services for 12 months.

•Life, executive long-term disability, and subsidized medical and dental coverage continues during the severance period.
•If eligible, up to 24 months of severance period can be credited towards service and severance pay is included for determining SMRP benefit.
•Outplacement and financial planning services for 12 months.

Severance[3]	Not applicable	Not applicable	Not applicable	Continued payment of base salary and target annual incentive for 24 months	Continued payment of base salary and target annual incentive for 2.99 years
(1)AIP is paid on normal schedule when active executives are paid.
(2)For non-CIC related terminations, each PSU award is paid based on actual performance and payable when active executives are paid. For CIC related termination, each PSU award is paid based on actual or deemed performance and payable upon termination.
(3)Paid in regular payroll installments.
(4)Retirement definition is at least age 55 and 10 years of service for AIP and LTIP plans.
(5)NEOs are entitled to certain payments and benefits in connection with the Company’s termination of their employment (other than for cause or disability) or in connection with the NEO’s resignation for good reason, as provided for in the SMSP. Payments under the SMSP are subject to reduction by Exelon to the extent necessary to avoid imposition of excise taxes imposed by Section 4999 of the Internal Revenue Code on excess parachute payments or under similar state or local law, but only if doing so results in the executive receiving a lesser reduction in after-tax payments. All payments or benefits are subject to the executive’s execution of a waiver and release of claims.
(6)Pursuant to the SMSP, NEOs are eligible for certain benefits upon certain involuntary terminations by the Company or a resignation for “good reason” in connection with a change in control of Exelon. If an executive resigns for good reason or his or her employment is terminated by Exelon (other than for cause or disability), during the period commencing 90 days before a change of control or during the 24-month period following a change in control, the executive is entitled to the benefits outlined below. All payments or benefits are subject to the executive’s execution of a waiver and release of claims.

2026 ׀ Exelon Proxy Statement	61

Compensation Discussion & Analysis (CD&A)
Potential Payments Upon Termination or Change in Control Table
The payments and benefits included in the table below are in addition to the present value of the accumulated benefits from the NEO’s qualified and non-qualified pension plans shown in the table within the Pension Benefit section and the aggregate balance due to each NEO shown in the table within the Non-Qualified Deferred Compensation section.
The amounts shown in the below tables assume that such termination was effective as of December 31, 2025. Therefore, they include amounts earned through such time and are estimates of the amounts which would be paid out to the executives (or their beneficiaries) upon their termination. Due to the number of factors that may affect the nature and amount of any benefits provided upon the events discussed below (such as the timing during the year of any such event, the price of our common stock, and the executive’s age), any actual amounts paid or distributed may be different.

	Retirement	Death	Disability	Involuntary Termination without Cause; Resignation with Good Reason	Termination in Connection with Change in Control
Butler
AIP (1)	2,665,719	2,665,719	2,665,719	2,665,719	2,665,719
RSU/PSU (2)	28,344,018	28,344,018	28,344,018	28,344,018	28,344,018
Disability or Death Benefits (3)			2,081,147
Perquisites and Other Benefits (4)	16,900			31,950	76,970
Retirement Benefit Enhancement (5)				490,000	806,410
Severance (6)				7,000,000	10,465,000
Total	31,026,637	31,009,737	33,090,884	38,531,687	42,358,117
Jones
AIP (1)	1,008,831	1,008,831	1,008,831	1,008,831	1,008,831
RSU/PSU (2)	—	6,165,856	6,165,856	3,553,742	6,165,856
Disability or Death Benefits (3)			3,824,975
Perquisites and Other Benefits (4)	—			31,950	82,352
Retirement Benefit Enhancement (5)				226,500	357,372
Severance (6)				3,020,000	4,514,900
Total	1,008,831	7,174,687	10,999,662	7,841,023	12,129,311
Innocenzo
AIP (1)	948,234	948,234	948,234	948,234	948,234
RSU/PSU (2)	5,504,551	5,504,551	5,504,551	5,504,551	5,504,551
Disability or Death Benefits (3)			1,339,725
Perquisites and Other Benefits (4)	16,900			34,350	94,910
Retirement Benefit Enhancement (5)				268,920	402,035
Severance (6)				2,988,000	4,467,060
Total	6,469,685	6,452,785	7,792,510	9,744,055	11,416,790
Honorable
AIP (1)	726,893	726,893	726,893	726,893	726,893
RSU/PSU (2)	—	3,127,569	3,127,569	1,418,477	3,127,569
Disability or Death Benefits (3)			1,137,939
Perquisites and Other Benefits (4)	—			26,950	59,628
Retirement Benefit Enhancement (5)				—	—
Severance (6)				2,448,000	3,659,760
Total	726,893	3,854,462	4,992,401	4,620,320	7,573,850
Glockner (7)
AIP (1)				732,772
RSU/PSU (2)				2,555,203
Disability or Death Benefits (3)
Perquisites and Other Benefits (4)				32,437
Retirement Benefit Enhancement (5)				—
Severance (6)				2,467,800
Total				5,788,212

62	2026 ׀ Exelon Proxy Statement

Compensation Discussion & Analysis (CD&A)
(1)Represents the portion of the executive’s AIP award (based on actual performance) that, per applicable award terms, the executive would be eligible to receive upon a qualifying termination of employment.
(2)Represents the value of the executive’s unvested PSU awards granted in 2023 (based on actual performance), and 2024 and 2025 (assuming target performance) and the accelerated portion of the executive’s RSU awards that, per applicable awards terms, would vest upon termination. Mses. Jones and Honorable and Mr. Glockner are not retirement eligible.
(3)In connection with the Company’s disability benefits programs, each executive may become entitled to a monthly long-term disability benefit under the Company’s disability plan applicable to all management employees, as well as supplemental benefits under an executive-only long-term disability plan. The amounts represent the present value of the disability benefits applying the following assumptions: (i) the executive incurred a qualifying disability on December 31, 2025, and the executive remains eligible to receive disability benefits for the maximum period provided under the plans; (ii) the disability benefits are not reduced by certain offsets provided for under the plans (e.g., Social Security disability or pension benefits if the employee elects to commence a pension); (iii) the present value is paid as a lump sum at the executive’s current age; and (iv) using assumptions based on the December 31, 2024 ASC 712-10 valuation report.
Exelon does not provide life insurance programs specific to executives. Each NEO participates in the same Company-paid group life insurance program offered to all management employees. Accordingly, these benefits are considered broad‑based and nondiscriminatory, and therefore are excluded from disclosure here.
(4)
•For retirement, represents estimated costs of financial planning service for 12 months provided to retirement eligible executives.
•For involuntary termination without cause or resignation with good reason, represents estimated costs of financial planning service for 12 months, outplacement service for 12 months, dental insurance, and executive long-term disability coverage which continue during the severance period.
•For termination related to change-in-control, represents estimated costs of financial planning service for 12 months, outplacement service for 12 months, medical, dental, and life insurance, and executive long-term disability coverage which continue during the severance period.
(5)Represents the estimated retirement benefit enhancement that consists of a one-time lump sum payment based on the actuarial present value of a benefit under the non-qualified pension plan assuming that the severance pay period was taken into account for purposes of vesting, and the severance pay constituted covered compensation for purposes of the non-qualified pension plan.
(6)Severance payments under the SMSP are subject to reduction by Exelon to the extent necessary to avoid the imposition of excise taxes under Section 4999 of the Internal Revenue Code on excess parachute payments, or under any similar state or local law, unless the executive would receive a higher net after‑tax benefit by paying the applicable excise taxes rather than having the payments reduced. No such reductions are reflected in the CIC severance amounts shown in the table above.
(7)Mr. Glockner ceased serving as the Executive Vice President, Compliance, Audit and Risk on January 1, 2026. Thus, as permitted by SEC rules, the only scenario that is presented for him is an involuntary termination without cause. Payments and benefits to which he was entitled, as well as the treatment of his outstanding equity awards upon termination, were consistent with the terms of the SMSP.
CEO Pay Ratio
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC rules, we are providing the following information about the relationship of annual total compensation, calculated pursuant to SEC rules, of our median employee and our CEO, Calvin G. Butler, Jr.
During 2025, there were no changes to our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio calculations and disclosure. Accordingly, consistent with SEC regulations, we have calculated and presented the CEO pay ratio for 2025 below on the basis of the same median employee identified as of December 31, 2024.
As previously reported in our 2025 proxy statement, on December 31, 2024, our employee population consisted of approximately 20,175 individuals (excluding the CEO). The consistently applied compensation measure used to identify the median employee was W-2 Box 1 wages for employees as of December 31, 2024. The annual total compensation for the median employee was calculated using the same methodology used in compiling the Summary Compensation Table for our NEOs. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. We believe the methodology, assumptions, and estimates used in determining the ratio are reasonable given our specific employee population.
For the year ended December 31, 2025, the total compensation for Mr. Butler was $15,601,905 as reported in the “Total” column of the Summary Compensation Table on page 54. The total annual compensation for the median employee was $150,905. Based on these values, the ratio of annual total compensation of our CEO and the median of the annual total compensation of all employees for 2025 was 103:1, demonstrating Exelon’s commitment to balance equitable compensation stewardship with competitively based compensation that drives and rewards performance.
Because SEC rules provide flexibility in determining the methodology, assumptions, and estimates used to determine pay ratios and the fact that workforce composition issues differ significantly between companies, comparability of pay ratios amongst companies may be limited.

2026 ׀ Exelon Proxy Statement	63

Compensation Discussion & Analysis (CD&A)
Pay For Performance
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the SEC rules, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the CD&A.

							Value of initial fixed $100 investment based on:
Year (a)	Summary Compensation Table Total for PEO ($)		Compensation Actually Paid to PEO ($)		Average Summary Compensation Table Total for Non-PEO NEOs ($) (d)	Average Compensation Actually Paid to Non-PEO NEOs ($) (e)	Exelon Total Shareholder Return ($) (f)	Peer Group Total Shareholder Return ($) (g)	Net Income (millions) ($) (h)	Utility Earned ROE* (i)
	Butler (b1)	Crane (b2)	Butler (c1)	Crane (c2)
2025	15,601,905	—	24,610,264	—	3,860,785	5,392,102	173	153	2,768	9.7%
2024	14,662,924	—	14,638,992	—	3,542,149	3,467,808	144	131	2,460	9.1%
2023	12,266,720	—	9,261,591	—	3,247,012	2,557,696	132	108	2,328	9.3%
2022	6,286,091	30,084,980	5,509,746	10,875,275	3,223,949	2,895,438	153	119	2,054	9.4%
2021	—	15,667,002	—	29,721,525	5,459,913	7,403,484	141	118	1,616	9.2%
(1)The dollar amounts reported in column (b1) are the amounts of total compensation reported for Mr. Butler (our current Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table.
(2)The dollar amounts reported in column (b2) are the amounts of total compensation reported for Mr. Crane (our former Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table.
(3)The dollar amounts reported in columns (c1) and (c2) represent the amount of “compensation actually paid” to Messrs. Butler and Crane, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Messrs. Crane and Butler during the applicable year. Compensation actually paid is determined using the following assumptions:

Date	Performance Share Cycle	Closing Stock Price ($)	Performance(a)	TSR Modifier	Performance Fair Value Multiplier
12/31/2025	2025 - 2027	43.59	145.83%	N/A	145.83%
	2024 - 2026	43.59	124.05%	87.50%	108.54%
	2023 - 2025	43.59	103.75%	84.20%	87.35%
12/31/2024	2024 - 2026	37.64	106.03%	83.60%	88.64%
	2023 - 2025	37.64	98.57%	74.90%	73.83%
	2022 - 2024	37.64	91.79%	91.26%	83.76%
12/31/2023	2023 - 2025	35.90	98.92%	88.90%	87.90%
	2022 - 2024	35.90	92.36%	98.20%	90.70%
	2021 - 2023	35.90	100.70%	101.76%	102.50%
12/31/2022	2022 - 2024	43.23	89.19%	108.60%	96.90%
	2021 - 2023	43.23	88.29%	107.10%	94.60%
	2020 - 2022	43.23	100.00%	100.00%	100.00%
12/31/2021	2021 - 2023	57.76	96.22%	128.10%	123.30%
	2020 - 2022	57.76	91.73%	124.10%	113.80%
	2019 - 2021	57.76	80.53%	87.69%	70.60%
(a)Beginning with the 2025 - 2027 award cycle, TSR is no longer used as a modifier and has been added as a standalone performance metric with a 25% weighting. The 145.83% performance shown in this column includes the TSR performance measured as of December 31, 2025.

64	2026 ׀ Exelon Proxy Statement

Compensation Discussion & Analysis (CD&A)
In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to their total compensation for each year to determine the compensation actually paid:

		Adjustments
Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards(a) ($)	Equity Award Adjustments(b) ($)	Reported Change in the Actuarial Present Value of Pension Benefits(c) ($)	Pension Benefit Adjustments(d) ($)	Compensation Actually Paid to PEO ($)
2025 - Butler	15,601,905	(10,900,024)	20,170,823	(400,595)	138,154	24,610,264
2024 - Butler	14,662,924	(9,169,052)	9,380,363	(363,766)	128,522	14,638,992
2023 - Butler	12,266,720	(7,951,800)	5,150,486	(320,832)	117,017	9,261,591
2022 - Butler	6,286,091	(3,423,719)	2,745,053	(198,532)	100,853	5,509,746
2022 - Crane	30,084,980	(11,768,964)	4,732,580	(12,647,990)	474,669	10,875,275
2021 - Crane	15,667,002	(10,823,207)	25,401,442	(1,071,663)	547,951	29,721,525
(a)The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” columns in the Summary Compensation Table for the applicable year.
(b)The amounts deducted or added in calculating the equity award adjustments are as follows:

	Year End Fair Value of Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Equity Award Adjustments ($)
2025 - Butler	15,351,179	4,259,222	0	560,422	—	20,170,823
2024 - Butler	9,500,246	(149,209)	0	29,326	—	9,380,363
2023 - Butler	6,395,326	(1,150,012)	0	(94,827)	—	5,150,486
2022 - Butler	3,175,677	(371,367)	0	(59,257)	—	2,745,053
2022 - Crane	10,916,328	(1,221,723)	0	(134,318)	(4,827,707)	4,732,580
2021 - Crane	17,095,928	8,081,315	0	224,199	—	25,401,442
(c)The amounts included in this column are the amounts reported in “Change in Pension and Non-qualified Deferred Compensation” column of the Summary Compensation Table for each applicable year.
(d)The total pension benefit adjustments for each applicable year include the aggregate of two components: (i) the actuarially determined service cost for services rendered by Mr. Crane or Mr. Butler during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case calculated in accordance with GAAP. The amounts deducted or added in calculating the pension benefit adjustments are as follows:

	Service Cost ($)	Prior Service Cost ($)	Total Pension Benefit Adjustments ($)
2025 - Butler	138,154	0	138,154
2024 - Butler	128,522	0	128,522
2023 - Butler	117,017	0	117,017
2022 - Butler	100,853	0	100,853
2022 - Crane	474,669	0	474,669
2021 - Crane	547,951	0	547,951
(4)The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding the PEO(s)) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding the PEO(s)) included for purposes of calculating the average amounts in each applicable year are as follows:(i) for 2024, Ms. Jones, Ms. Gayle Littleton, and Messrs. Glockner and Innocenzo; (ii) for 2023, Mses. Jones and Littleton, and Mr. Glockner and Mr. Gil Quiniones; (iii) for 2022, Mses. Jones and Littleton, Messrs. Glockner and Quiniones, and Mr. Joseph Nigro; (iv) for 2021, Messrs. Butler and Nigro, Mr. Bryan Hanson, Mr. James McHugh, Mr. Kenneth Cornew, and Mr. William Von Hoene, Jr.; and (v) for 2020, Messrs. Butler, Nigro, Cornew, and Von Hoene.

2026 ׀ Exelon Proxy Statement	65

Compensation Discussion & Analysis (CD&A)
(5)The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the PEO(s)), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding the PEO(s)) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding the PEO(s)) for each year to determine the compensation actually paid, using the same methodology described above in Note 3:

	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments(a) ($)	Average Reported Change in the Actuarial Present Value of Pension Benefits ($)	Average Pension Benefit Adjustments(b) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	3,860,785	(2,092,535)	3,704,183	(121,638)	41,308	5,392,102
2024	3,542,149	(1,659,156)	1,654,652	(103,561)	33,724	3,467,808
2023	3,247,012	(1,525,550)	857,766	(35,079)	13,546	2,557,696
2022	3,223,949	(1,596,116)	1,300,459	(69,879)	37,024	2,895,437
2021	5,459,913	(2,482,776)	4,497,496	(210,792)	139,643	7,403,484
(a)The amounts deducted or added in calculating the total average equity award adjustments are as follows:

	Average Year End Fair Value of Equity Awards ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments ($)
2025	2,947,045	647,490		109,648			3,704,183
2024	1,706,008	(30,082)	—	(21,274)	—	—	1,654,652
2023	1,226,942	(290,123)	—	(79,052)	—	—	857,767
2022	1,480,481	(162,202)	—	(17,819)	—	—	1,300,460
2021	2,889,493	1,563,343	—	44,660	—	—	4,497,496
(b)The amounts deducted or added in calculating the total pension benefit adjustments are as follows:

	Average Service Cost ($)	Average Prior Service Cost ($)	Total Average Pension Benefit Adjustments ($)
2025	41,308	0	41,308
2024	33,724	0	33,724
2023	13,546	0	13,546
2022	37,024	0	37,024
2021	139,643	0	139,643
(6)The values in column (f) represent cumulative TSR, which is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The measurement period with respect to each covered fiscal year is the period between December 31, 2020 and December 31 of the covered fiscal year.
(7)The values in column (g) represent the peer group TSR. The peer group used for this purpose is the published industry index: Philadelphia Utility Index (UTY), a market capitalization-weighted index composed of geographically diverse public utility stocks.
(8)The dollar amounts reported in column (h) represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(9)Operating ROE* in column (i) is calculated using adjusted (non-GAAP) operating earnings, reflecting all lines of business for the utility businesses (electric distribution, gas distribution, transmission), divided by average shareholders’ equity over the year. Management uses operating ROE* as a measurement of the actual performance of the Company’s utility business. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Operating ROE* is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to company performance.

66	2026 ׀ Exelon Proxy Statement

Compensation Discussion & Analysis (CD&A)
Discussion
TSR Absolute and Relative Performance to the UTY
The chart below compares the cumulative TSR outperformance of Exelon to the peer group (UTY).
Exelon’s Financial Metrics that Align to the Overall Business Strategy to Drive Compensation
The following are the most important financial performance measures, as determined by the Company, that link compensation actually paid to our NEOs to the Company’s performance for the most recently completed fiscal year: Adjusted (non-GAAP) operating EPS*, Exelon Net Income (GAAP), and Operating ROE*.
Exelon’s Pay for Performance Alignment
The chart below compares the PEO and other NEOs’ Compensation Actually Paid (CAP) to TSR.

2026 ׀ Exelon Proxy Statement	67

Compensation Discussion & Analysis (CD&A)
The chart below compares the PEO and other NEOs’ CAP to Exelon Net Income (GAAP).
The chart below compares the PEO and other NEOs’ CAP to Operating ROE*.

68	2026 ׀ Exelon Proxy Statement

Ownership of Exelon Stock
Beneficial Stock Ownership of Directors and Executive Officers
The following table presents information regarding the beneficial ownership of Exelon common stock as of February 3, 2026, by each Director and each NEO in the Summary Compensation Table, and for all Directors and executive officers as a group. This information is presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes any shares as to which a person, directly or indirectly, has or shares voting power or investment power and any shares as to which a person has the right to acquire such voting or investment power within 60 days.
The shares beneficially owned by Directors and executive officers, both individually and as a group, constitute less than 1% of the total number of shares of common stock outstanding. None of the shares owned by Exelon’s Directors or executive officers are pledged. No stock option awards are outstanding, and no stock option awards have been granted since 2012.

	Shares Owned Directly or Indirectly[1]	Deferred Stock[2]	Total Shares Owned Directly or Indirectly
Non-Employee Directors
W. Paul Bowers	4,500	38,058	42,558
Marjorie Rodgers Cheshire	—	34,150	34,150
David DeWalt	—	3,105	3,105
Linda P. Jojo	—	54,696	54,696
Charisse R. Lillie	7,246	15,397	22,643
Anna Richo	—	18,235	18,235
Matt Rogers	—	11,579	11,579
Bryan Segedi	—	8,501	8,501
Named Executive Officers
Calvin G. Butler, Jr.	267,186	—	267,186
Jeanne Jones	60,802	—	60,802
Michael Innocenzo	89,637	2,269	91,906
Colette Honorable	7,740	—	7,740
David Glockner	63,679	—	63,679
All other executive officers	44,681	1,795	46,476
Directors & Executive Officers as a group (15 people)[3]	545,471	187,785	733,256
(1)Includes any securities as to which the individual has sole voting or investment power. No director or executive officer holds shares jointly with any family member. Excludes any unvested or unpaid RSUs, none of which will vest within 60 days of February 3, 2026, as follows: Mr. Butler - 181,595; Ms. Jones - 39,333; Mr. Innocenzo - 41,880; Ms. Honorable - 26,208; Mr. Glockner - 13,016; and all other executive officers - 22,812.
(2)Includes Directors’ DSUs granted under the Exelon Non-Employee Directors’ Deferred Stock Unit Plan along with accumulated units from automatic dividend reinvestment, and Directors’ and officers’ phantom share equivalents held in a non-qualified deferred compensation plan, which will be settled in cash on a 1-for-1 basis upon retirement or termination. Excludes DSUs to be granted to Directors on March 31, 2026, because the number of DSUs to be granted is calculated based on the closing price of Exelon common stock on the date the quarterly dividend is paid, which will occur subsequent to the date of determination for this table.
(3)Total includes shares held by all Directors and NEOs, as well as other Exelon executive officers listed in Item 1, “Executive Officers of the Registrants” in Exelon’s 2025 Annual Report on Form 10-K filed on February 12, 2026.

2026 ׀ Exelon Proxy Statement	69

Ownership of Exelon Stock
Other Significant Beneficial Owners of Exelon Stock
Shown in the table below are those owners who are known to Exelon to beneficially own more than 5% of the outstanding common stock. This information is based on the most recent Schedule 13G (or Schedule 13G/A) filings made with the SEC:
•State Street Corporation on January 30, 2024;
•BlackRock, Inc. on April 23, 2025; and
•The Vanguard Group on November 12, 2024.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Class

The Vanguard Group[1]	124,269,894	12.42%
100 Vanguard Blvd., Malvern, PA 19355

BlackRock, Inc.[2]	90,688,822	9.00%
50 Hudson Yards, New York, NY 10001

State Street Corporation[3]	62,628,342	6.30%
1 Congress Street, Suite 1, Boston, MA 02114
(1)The Vanguard Group disclosed in its Schedule 13G/A that it has sole voting power over 0 shares, shared voting power over 1,776,336 shares, sole dispositive power over 119,062,489 shares, and shared dispositive power over 5,207,405 shares.
(2)BlackRock, Inc. disclosed in its Schedule 13G/A that it has sole voting power over 82,053,244 shares, shared voting power over 0 shares, sole dispositive power over 90,688,822 shares, and shared dispositive power over 0 shares.
(3)State Street Corporation disclosed in its Schedule 13G/A that it has sole voting power over 0 shares, shared voting power over 37,353,100 shares, sole dispositive power over 0 shares, and shared dispositive power over 62,628,342 shares.

70	2026 ׀ Exelon Proxy Statement

Additional Information
Availability of Corporate Documents
The Exelon Corporate Governance Principles, the Exelon Code of Business Conduct, the Exelon Amended and Restated Bylaws, and the charters for each of the standing Committees of the Board of Directors are available on the Exelon website at www.exeloncorp.com. Copies are available without charge to any shareholder who requests them by writing to the Corporate Secretary at the address noted below. In addition, our political contributions guidelines, biographical information concerning each Director, and all our filings submitted to the SEC are also available on our website.
Shareholder Proposals
Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act must be submitted in writing to the Corporate Secretary at the address noted below. Exelon must receive your proposal no later than November 18, 2026, and the proposal must otherwise comply with Rule 14a-8 under the Exchange Act.
All other shareholder proposals must be submitted in writing to the Corporate Secretary at the address noted below. Exelon must receive your proposal no earlier than the close of business on October 19, 2026, and no later than the close of business on November 18, 2026. Exelon will consider only proposals meeting the applicable requirements outlined in our bylaws.
Director Recommendations and Nominations
A shareholder who wishes to recommend a candidate (including a self-nomination) to be considered by the CGC for nomination as a Director must submit the recommendation in writing to the Chair of the Corporate Governance Committee c/o the Corporate Secretary at the address noted below. The CGC will consider all recommended candidates and self-nominees when making its recommendation to the full Board of Directors to nominate a slate of Directors for election and will evaluate director candidates recommended by shareholders in the same manner as other director candidates.
A shareholder may also use one of two alternative provisions of Exelon’s bylaws to nominate a candidate for election as a director:
•Method 1: Notice of the proposed nomination must be received by Exelon no earlier than the close of business on October 19, 2026, and no later than the close of business on November 18, 2026. The notice must include the information required by Exelon’s bylaws.
•Method 2 (Proxy-Access): Subject to the requirements set forth in the bylaws, any shareholder or group of up to 20 shareholders holding both investment and voting rights with respect to at least 3% of Exelon’s outstanding common stock continuously for at least three years may nominate up to 20% of the Exelon Directors to be elected. The nominating shareholder(s) must provide notice of the proposed nomination and other required information must be received by Exelon no earlier than October 19, 2026, and no later than November 18, 2026. The notice must include the information required by Exelon’s bylaws. Under this procedure, the shareholder’s nominees will be included in the Exelon proxy statement and the form of proxy for the meeting.
Exelon will not consider any proposal or nomination that does not comply with the applicable requirements of the SEC and Exelon’s bylaws. Exelon’s bylaws are amended from time to time. Please review the bylaws posted on our website to determine if any changes to the nomination process or requirements have been made.

Contact the Corporate Secretary: Exelon Corporation, Attn: Corporate Secretary, 10 South Dearborn Street, P.O. Box 805398, Chicago, Illinois 60680-5398

2026 ׀ Exelon Proxy Statement	71

Additional Information
Voting
Each share of common stock is entitled to one vote on each matter properly brought before the meeting. Only “shareholders of record” as of the close of business on the record date are entitled to vote at the Annual Meeting. As of the Record Date, there were 1,023,175,091 shares of common stock outstanding and entitled to vote.
Your vote is important. We encourage you to vote promptly. You may vote in the following ways:
•By Internet: If you have internet access, you may vote by internet. You will need the control number included on your Notice Regarding the Availability of Proxy Materials, proxy card, or voting instruction form, as applicable. You may vote in a secure manner at www.proxyvote.com 24 hours a day. You will be able to confirm that the system has properly recorded your votes, and you do not need to return your proxy card or voting instruction form.
•By Telephone: If you are in the U.S. or Canada, you can vote by calling 1-800-690-6903 (toll free) and following the recorded instructions. You will need the control number included on your Notice Regarding the Availability of Proxy Materials, proxy card, or voting instruction form (VIF), as applicable. You may vote by telephone 24 hours a day. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card or your VIF.
•By Mail: If you are a holder of record and received a full paper set of materials, you can vote by marking, dating, and signing your proxy card and returning it by mail in the postage-paid envelope provided. If you are a beneficial holder of shares held of record by a bank or broker or other street name, please complete and mail the voting instruction form provided by the holder of record.
•Online during the Annual Meeting: If you attend the virtual Annual Meeting, you may vote online during the meeting prior to the closing of the polls.
Quorum
The presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter shall constitute a quorum for the purposes of consideration and action on a matter. Shareholders may be present virtually or may be represented by proxy. Abstentions that are marked on the proxy form and broker non-votes are included for the purpose of determining a quorum, but shares that otherwise are not voted are not counted toward a quorum.
Voting Standards
The following table summarizes the Board’s voting recommendations for each proposal, the vote required for each proposal to pass, and the effect of abstentions on each proposal.

Proposals		Board Recommendation	Voting Standard	Abstain
1	Election of Directors	FOR ALL	Majority of votes cast for each Director	No Effect
2	Ratification of PricewaterhouseCoopers LLP as Exelon’s Independent Auditor	FOR	Majority of votes cast	No Effect
3	Advisory Vote to approve Executive Compensation (Say-on-Pay)	FOR	Majority of votes cast	No Effect
Majority Voting For Directors and Director Resignation Policy
We have a majority vote standard for Director elections, which requires that a nominee for Director in an uncontested election receive a majority of the votes cast at a shareholder meeting in order to be elected to the Board. The Board believes that the majority vote standard in uncontested Director elections strengthens the Director nomination process and enhances Director accountability.
We also have a Director resignation policy, which requires any nominee for election as a Director to submit an irrevocable letter of resignation as a condition to being named as such nominee, which would be tendered in the event that nominee fails to receive the affirmative vote of a majority of the votes cast in an uncontested election at a meeting of stockholders. Such resignation would be considered by the Board, and the Board would be required to either accept or reject such resignation within 90 days from the certification of the election results.

72	2026 ׀ Exelon Proxy Statement

Additional Information
Broker Non-Votes
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank, or other nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank, or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank, or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters.
The following proposal is considered a routine matter: Proposal 2: Ratification of PricewaterhouseCoopers LLP as Exelon’s Independent Auditor. All other proposals are considered non-routine and broker non-votes will have no impact on the vote’s outcome.
Tabulation and Reporting of Vote Results
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election after the Annual Meeting. Exelon will publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.
Abandoned Property
Escheatment is the process through which abandoned or unclaimed assets are turned over to the state in accordance with each state’s abandoned property laws. Every year, shareholder accounts can be deemed “abandoned” simply because the account owner has not initiated any action with respect to the account in several years. After a period of time, the institution holding the account is legally required to turn the assets over to the state. When Exelon’s records show that you have not voted your shares or otherwise initiated any contact (as defined by each state’s statute) within a certain number of years, we are required to send you a letter notifying you of the pending action by the state and asking you to contact us immediately so that we may record proof that you are still in control of your account. Many states further require us to use specific legal wording in the letter, and as a result many people assume that the warning letter is an attempt at fraud and ignore it.
Exelon’s transfer agent is Equiniti Trust Company, which does business as EQ Shareowner Services. If you ever receive a letter from EQ Shareowner Services or their affiliate EQ Unify, based in St. Paul, Minnesota, regarding your Exelon stock account, PLEASE TAKE IT SERIOUSLY. Please read the letter carefully to consider your options. You may call 1-800-626-8729 to verify your identity to one of EQ’s account representatives OR you may also contact Exelon’s Corporate Secretary at the address shown above to confirm its authenticity.

2026 ׀ Exelon Proxy Statement	73

Frequently Asked Questions
Q: How can I participate in the annual meeting?
Exelon’s 2026 Annual Meeting will be held at 9:00 a.m. ET on April 28, 2026, exclusively via live webcast. There will be no physical meeting location for shareholders to attend; however, we are committed to ensuring that shareholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically, and submit questions before or during the virtual Annual Meeting.
To participate in the Annual Meeting, visit: www.virtualshareholdermeeting.com/EXC2026 on the day of the meeting, and enter the 16-digit control number included on your proxy card, your Notice of Internet Availability of the Proxy Materials, or the instructions that were included with your proxy materials. The Annual Meeting will begin promptly at 9:00 a.m. ET. Online check-in will begin at 8:45 a.m. ET. Please allow ample time for the online check-in process.
Q: What is the pre-meeting forum?
One of the benefits of holding the Annual Meeting via live webcast is that it allows us to communicate more effectively with shareholders via a pre-meeting forum that you can access by visiting www.proxyvote.com. On our pre-meeting forum, you can submit a question in writing in advance of the Annual Meeting and access copies of our proxy materials. Through the pre-meeting forum, we can respond to more questions than we were able to respond to at previous in-person meetings.
Appropriate questions submitted by shareholders will be read during the Q&A portion of the Annual Meeting unedited. If multiple questions are submitted on the same topic, we will summarize and respond collectively. Depending on the number of questions submitted, we may not be able to answer all questions during the Annual Meeting. We will post answers to all appropriate questions received in advance of or during the Annual Meeting, including those questions that we do not have time to answer during the Annual Meeting, on the Investor Relations section of our website after the Annual Meeting: investors.exeloncorp.com/.
Q: What if I have technical difficulties or trouble accessing the virtual Annual Meeting?
If you have any difficulty accessing the live webcast of the Annual Meeting during the online check-in process or during the Annual Meeting itself, please call the technical support number that will be posted on the virtual Annual Meeting log-in page.
Q: Could other matters be decided at the Annual Meeting?
As of the date this proxy statement went to press, we knew of no matters to be raised at the Annual Meeting other than those referred to in this proxy statement.
Q: Where can I view a replay of the Annual Meeting and the answers to questions submitted by shareholders?
A replay of the Annual Meeting webcast, as well as answers to questions submitted by shareholders before or during the Annual Meeting, will be available for one year following the date of the meeting on the investor relations page of our website: investors.exeloncorp.com.
Q: Who will count the votes?
Representatives of Broadridge Financial Communications and Exelon’s Office of Corporate Governance will tabulate the votes and act as inspectors of the election.
Q: Who will pay for the cost of this proxy solicitation?
Exelon will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by Directors, officers, or employees in person or by telephone, electronic transmission, and facsimile transmission. We have hired Sodali & Co. (Sodali) to distribute and solicit proxies. We will pay Sodali a fee of $20,000 plus reasonable expenses for these services.
Q: What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?
If your shares are registered directly in your name with Exelon’s transfer agent, EQ Shareowner Services, you are the “shareholder of record” of those shares. This Notice of Annual Meeting and Proxy Statement and accompanying documents have been provided directly to you by Exelon.

74	2026 ׀ Exelon Proxy Statement

Frequently Asked Questions
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares and your shares may be referred to as being held in “street name.” This Notice of Annual Meeting and Proxy Statement and the accompanying documents have been forwarded to you by your broker, bank, or other holder of record. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record how to vote your shares by using the voting instruction form or by following their instructions for voting by telephone or on the internet.
Q: Can I access the notice of annual meeting, proxy statement, and annual report (Form 10-K) on the internet?
As permitted by SEC rules, we are making this proxy statement and our annual report available to shareholders electronically via the internet at www.proxyvote.com. On or around March 18, 2026, we began mailing to our shareholders a notice containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received that notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained on the notice. In addition, shareholders may request to receive proxy materials in printed form or electronically by email on an ongoing basis. Exelon encourages shareholders to take advantage of the availability of the proxy materials on the internet in order to save Exelon the cost of producing and mailing documents to you, reduce the amount of mail you receive, and help preserve resources.
Shareholders of record: If you vote on the internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic delivery service.
Beneficial owners: You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your bank, broker, or other holder of record regarding the availability of this service.
Q: If I am a participant in the Exelon Employee Savings Plan (401(k) retirement plan), how do I vote shares held in my plan account?
If you are a participant in the Exelon Employee Savings Plan, you have the right to provide voting directions to the plan trustee, Northern Trust, by submitting your proxy card for those shares of Exelon Corporation common stock that are held by the plan and allocated to your account. Plan participant proxies are treated confidentially. If you elect not to provide voting directions to the plan trustee, the plan trustee will vote the Exelon shares allocated to your plan account in the same proportion as those shares held by the plan for which the plan trustee has received voting directions from other plan participants. The plan trustee will follow participant’s voting directions and the plan procedure for voting in the absence of voting directions, unless it determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974 (ERISA). Because the plan trustee must process voting instructions from participants before the date of the Annual Meeting, you must deliver your voting instructions no later than April 23, 2026, at 11:59 p.m. ET.
Q: Can I revoke my proxy or change my vote?
Yes. If you voted by internet or by telephone, you may follow the same instructions provided above or in the proxy materials to overwrite your previous vote and submit a new vote. If you are a beneficial owner and mailed a VIF, you must contact your bank, broker or other holder of record and either obtain your 16-digit control number so that you can cast a new vote by internet or telephone or you must ask your bank, broker or other holder of record to request that another set of proxy materials be mailed to you. If you are a shareholder of record, you may call Exelon Corporation at 1-312-394-8811 and request that another set of proxy materials be mailed to you.
Q: What is “householding” and how does it affect me?
Shareholders of record who have the same address and last name may receive only one copy of this Notice of Annual Meeting and Proxy Statement and the 2025 Annual Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Shareholders who receive proxy materials in paper form will continue to receive separate proxy cards/voting instruction forms to vote their shares. Shareholders who receive the Notice of Internet Availability of Proxy Materials will receive instructions on submitting their proxy cards/voting instruction form via the internet.
If you would like to change your householding election; request that a single copy of the proxy materials be sent to your address; or request a separate copy of the proxy materials, please contact our distribution agent, Broadridge Financial Solutions, by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or calling 1-866-540-7095. If you hold your shares in street name, please contact your bank, broker, or other holder of record to request information about householding.

2026 ׀ Exelon Proxy Statement	75

Legal Matters
Forward-Looking Statements
This proxy statement contains certain forward-looking statements within the meaning of federal securities laws that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” “should,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that may cause our actual results or outcomes to differ materially from those contained in our forward-looking statements, including, but not limited to: unfavorable legislative and/or regulatory actions; uncertainty as to outcomes and timing of regulatory approval proceedings and/or negotiated settlements thereof; environmental liabilities and remediation costs; state and federal legislation requiring use of low-emission, renewable, and/or alternate fuel sources and/or mandating implementation of energy conservation programs requiring implementation of new technologies; challenges to tax positions taken, tax law changes, and difficulty in quantifying potential tax effects of business decisions; negative outcomes in legal proceedings; physical security and cybersecurity risks; extreme weather events, natural disasters, operational accidents such as wildfires or natural gas explosions, war, acts and threats of terrorism, public health crises, epidemics, pandemics, or other significant events; disruptions or cost increases in the supply chain, including shortages in labor, materials or parts, or significant increases in relevant tariffs; lack of sufficient capacity to meet actual or forecasted demand or disruptions at power generation facilities owned by third parties; emerging technologies that could affect or transform the energy industry; instability in capital and credit markets; a downgrade of Exelon’s or any of its subsidiaries’ credit ratings or other failure to satisfy the credit standards in Exelon’s or any of its subsidiaries’ agreements or regulatory financial requirements; significant economic downturns or increases in customer rates; impacts of climate change and weather on energy usage and maintenance and capital costs; and impairment of long-lived assets, goodwill, and other assets.
New factors emerge from time to time, and it is impossible for us to predict all of such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For more information, see those factors discussed with respect to Exelon’s most recent Annual Report on Form 10-K, including in Part I, ITEM 1A, any subsequent Quarterly Reports on Form 10-Q, and in other reports filed by Exelon from time to time with the SEC.
Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this proxy statement. Exelon does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this proxy statement.
Non-GAAP Financial Measures
Non-GAAP financial measures discussed in this proxy statement are identified by the phrase “non-GAAP” and/or an asterisk (*). Reconciliations of these non-GAAP measures to the most comparable GAAP measures are provided in Appendix A.
Website References
Web links throughout this document are provided for convenience only and are not intended to be active hyperlinks to the referenced websites. Information contained on our website is not incorporated by reference into this proxy statement for any purpose.

76	2026 ׀ Exelon Proxy Statement

Appendix A
Definitions of Non-GAAP Measures
Exelon reports its financial results in accordance with accounting principles generally accepted in the United States (GAAP) and supplements its reporting with certain non-GAAP financial measures, including: Adjusted (non-GAAP) operating earnings per share, adjusted operating earnings, operating return on equity (ROE), and CFO (Cash from Operations)/Debt. These non-GAAP financial measures are not a presentation defined under GAAP and may not be comparable to other companies’ presentations. Exelon provides these non-GAAP financial measures as supplemental information and should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP measures.
This information is intended to enhance an investor’s overall understanding of period over period financial results and provide an indication of Exelon’s baseline operating performance by excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this information is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets, and planning and forecasting of future periods.
Adjusted (non-GAAP) operating earnings excludes certain costs, expenses, gains, and losses and other specified items considered by management to be not directly related to the ongoing operations of the business. Management believes this metric represents earnings directly related to the ongoing operations of the business.
The below table reconciles (a) net income attributable to common shareholders from continuing operations as determined in accordance with GAAP and adjusted (non-GAAP) operating earnings for 2025 and (b) reported GAAP earnings per share to adjusted (non-GAAP) operating earnings per share for 2025 (amounts may not add due to rounding).

(in millions except per share data)		Earnings per Share
GAAP Net Income from Continuing Operations	$2,768	$2.73
Asset retirement obligation	(1)	—
Change in FERC liability audit	2	—
Cost management charge	(1)	—
Environmental costs	—	—
Regulatory matters	30	0.03
Income-tax related adjustments	1	—
2025 Adjusted (non-GAAP) Operating Earnings	$2,801	$2.77
Operating ROE is calculated using operating net income divided by average equity for the period. The operating income reflects all lines of business for the utility business (electric distribution, gas distribution, transmission).
CFO (Cash from Operations)/Debt is a coverage ratio that compares cash flow from operations adjusted for common dividends and change in cash on hand to total debt. The ratio is calculated following Moody’s current methodology.
The most directly comparable GAAP measure to CFO is GAAP Cash Flow from Operations and the most directly comparable GAAP measure to Debt is Long-Term Debt plus Short-Term Borrowings. Management uses CFO/Debt to evaluate financial risk by measuring the company’s ability to service debt using cash from operations. We believe the measure enhances an investor’s overall understanding of the creditworthiness of Exelon’s operating companies.
Due to the forward-looking nature of some forecasted non-GAAP measures, information to reconcile the forecasted adjusted (non-GAAP) measures to the most directly comparable GAAP measure may not be currently available; therefore, management is unable to reconcile these measures.

2026 ׀ Exelon Proxy Statement	77

Appendix B
Key Terms and Acronyms
Exelon Companies

ACE	Atlantic City Electric Company	PECO	PECO Energy Company
BGE	Baltimore Gas and Electric Company	Pepco	Potomac Electric Power Company
ComEd	Commonwealth Edison Company	PHI	Pepco Holdings LLC
DPL	Delmarva Power & Light Company
Other Terms

AIP	Annual incentive plan	LTIP	Long-term incentive plan
ARC	Audit and Risk Committee	NEO	Named executive officer
ASC	Accounting Standards Codification	OSCC	Operations, Safety, and Customer Experience Committee
Board	Exelon Board of Directors	PCAOB	Public Company Accounting Oversight Board
CBPP	Cash Balance Pension Plan	PEO	Principal executive officer
CD&A	Compensation Discussion and Analysis	PwC	PricewaterhouseCoopers LLP
CGC	Corporate Governance Committee	ROE	Return on equity
Committees	ARC, CGC, OSCC, and TMCC, as applicable	RSU	Restricted stock unit
EPS	Earnings per share	SAIDI	System Average Interruption Duration Index
ERISA	Employee Retirement Income Security Act of 1974	SAIFI	System Average Interruption Frequency Index
EV	Electric vehicles	SEC	Securities and Exchange Commission
Exchange Act	The Securities Exchange Act of 1934, as amended	SMRP	Supplemental Management Retirement Plan
FASB	Financial Accounting Standards Board	SMSP	Senior Management Severance Plan
FERC	Federal Energy Regulatory Commission	T&D	Transmission and distribution
FFO	Funds from operations	TMCC	Talent Management and Compensation Committee
GAAP	U.S. Generally Accepted Accounting Principles	TSR	Total shareholder return
GHG	Greenhouse gases	UTY	PHLX utility sector index
IRS	Internal Revenue Service	VIF	Voting instruction form

78	2026 ׀ Exelon Proxy Statement

Thank you for being
a shareholder!
Useful Links & Phone Numbers:

Resources for the 2026 Annual Meeting:
To vote in advance of the 2026 Annual Meeting:	proxyvote.com
To attend the 2026 Annual Meeting:	virtualshareholdermeeting.com/EXC2026
To view shareholder Q&A:	investors.exeloncorp.com/events-and-presentations
To view a replay of the 2026 meeting:	investors.exeloncorp.com/events-and-presentations
To vote your shares over the phone:	1-800-690-6903

Other Resources:
To view copies of our corporate documents:	exeloncorp.com/leadership-and-governance/governance-overview
To view our latest Sustainability Report:	exeloncorp.com/sustainability
To change your householding election:	1-866-540-7095 (Broadridge Financial Solutions)
To contact our transfer agent:	1-800-626-8729 (EQ Shareowner Services)
For institutional analysts and investor inquiries:	1-312-394-2345
To report an ethics concern or question:	1-800-233-8442

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 27, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EXC2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 27, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V86315-P49181 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EXELON CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. W. Paul Bowers	☐	☐	☐
1b. Calvin G. Butler, Jr.	☐	☐	☐
1c. Marjorie Rodgers Cheshire	☐	☐	☐
1d. David DeWalt	☐	☐	☐
1e. Linda Jojo	☐	☐	☐
1f. Charisse Lillie	☐	☐	☐
1g. Anna Richo	☐	☐	☐
1h. Matthew Rogers	☐	☐	☐
1i. Bryan Segedi	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. Ratification of PricewaterhouseCoopers LLP as Exelon's Independent Auditor for 2026.	☐	☐	☐
3. Advisory vote to approve the compensation paid to Exelon's named executive officers.	☐	☐	☐

NOTE: Authority is also given to vote on all other matters that may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

Exelon's Notice and Proxy Statement and Annual Report are available online at www.proxyvote.com. The electronic documents have been prepared to offer easy viewing and are completely searchable. The website will allow you to view the materials as you vote the shares. We believe that you will find this method of viewing Exelon's information and voting the shares more convenient.

We encourage you to vote the shares at www.proxyvote.com
and then register for the electronic delivery of Exelon's proxy materials for 2027 and beyond.

V86316-P49181

EXELON CORPORATION
2026 COMMON STOCK PROXY

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on Tuesday, April 28, 2026 at 9:00 A.M. Eastern Time at www.virtualshareholdermeeting.com/EXC2026

NEVIN BOPARAI AND COLETTE D. HONORABLE or either of them with power of substitution, are hereby appointed to vote as specified all shares of common stock which the shareholder(s) named on the proxy card is/are entitled to vote at the annual meeting described above or at any adjournment thereof, and in their sole discretion to vote upon all other matters that may be properly brought before the annual meeting. If the proxy card is signed and dated, but no votes are indicated, it will be voted as recommended by the Board of Directors.

The Northern Trust Company as trustee for the Exelon Employee Savings Plan, for which Voya Institutional Plan Services, LLC is the plan record keeper, is hereby authorized to execute a proxy with the identical instructions for any shares of common stock held in the Plan for the benefit of any shareholder(s) named on this card. For all shares for which no valid instruction is timely received, the trustee is instructed to vote the shares in the same proportion as the shares that were affirmatively voted by shareholders participating in the respective plan. Shareholders participating in the respective plan are "named fiduciaries" to the extent of their authority to direct the voting of shares held in their accounts and their proportionate shares of the shares for which no valid instruction is timely received.

Continued and to be signed on reverse side